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                                                                  EXHIBIT 10.1


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               AMENDED AND RESTATED PROPERTY MANAGEMENT AGREEMENT

                                      among


                           USRP FUNDING 2001-A, L.P.
                                     Issuer

                              HUDSON ADVISORS, LLC
                      Master Servicer and Back-up Servicer

                   U.S. RESTAURANT PROPERTIES OPERATING L.P.
                      Property Manager and Special Servicer

                                       and

                        WELLS FARGO BANK MINNESOTA, N.A.
                  Indenture Trustee and Grantor Trust Trustee

                           Dated as of August 1, 2001



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                          TABLE OF CONTENTS

                                             ARTICLE I
                                            Appointment

1.1.  Appointment ...............................................................................4
1.2.  Representations and Warranties ............................................................4
1.3.  Recordings and Filings; Books and Records; Document Defects ...............................6
1.4.  Financial Covenants .......................................................................7

                                            ARTICLE II
                       Duties of the Master Servicer, the Back-up Servicer,
                           the Property Manager and the Special Servicer

2.1.  General ...................................................................................9
2.2.  Collections of Rents and Other Monies ....................................................11
2.3.  Indenture Compliance .....................................................................11
2.4.  Compliance with Laws .....................................................................12
2.5.  Personnel ................................................................................12
2.6.  Professionals and Contractors ............................................................12
2.7.  Maintenance and Repair of Property .......................................................12
2.8.  Tenant Relations and Disputes ............................................................12
2.9.  Financial Services .......................................................................13
2.10. Reserved .................................................................................13
2.11. Collection Account .......................................................................13
2.12. Reporting ................................................................................14
2.13. Specially Managed Properties .............................................................14
2.14. Deposit Account and Escrow Accounts ......................................................15
2.15. Property Protection Advances .............................................................16
2.16. Rights of the Certificate Insurer with Respect to Property Management and Special
Servicing ......................................................................................17
2.17. Property Inspections; Collection of Financial Statements; Delivery of Certain
Reports ........................................................................................17
2.18. Modification, Waivers, Amendments and Consents ...........................................18
2.19. Real Estate Taxes and Insurance Premiums. ................................................19
2.20. Claims under Environmental Policy. .......................................................19
2.21. Reimbursement of Master Servicer. ........................................................20

                                            ARTICLE III
          The Master Servicer, the Back-up Servicer, the Property Manager and the Special
                                             Servicer

3.1.  Compensation .............................................................................20
3.2.  Use and Maintenance of Properties ........................................................21

3.3.  Annual Statement as to Compliance ........................................................21
3.4.  Reports by Independent Public Accountants ................................................22
3.5.  Access to Certain Information ............................................................22
3.6.  Property Manager and Special Servicer Replacement Events .................................22
3.7.  Indenture Trustee to Act; Appointment of Successor .......................................25
3.8.  Assignment; Beneficiaries ................................................................26
3.9.  Notices ..................................................................................26
3.10. Sub-Servicing Agreements .................................................................27
3.11. Issuer Debts .............................................................................28
3.12. Fidelity Bond; Errors and Omissions Policy ...............................................28
3.13. Merger, Consolidation or Conversion of the Master Servicer, the Back-up
Servicer, the Property Manager and the Special Servicer ........................................29
3.14. Limitation on Liability of the Master Servicer, the Back-up Servicer, the Property
Manager and the Special Servicer ...............................................................30
3.15. Master Servicer, Back-up Servicer, Property Manager and Special Servicer Not
to Resign ......................................................................................30
3.16. Appointment of Advisor ...................................................................31
3.17. Master Servicer, Back-up Servicer, Property Manager or Special Servicer as
Owner of Bonds .................................................................................31
3.18. Master Servicer and Back-up Servicer Defaults ............................................32

                                             ARTICLE IV
                                           Miscellaneous

4.1.  Miscellaneous ............................................................................34
4.2.  Choice of Law ............................................................................34
4.3.  Venue; Jurisdiction ......................................................................34
4.4.  Term .....................................................................................34
4.5.  Non-Petition. ............................................................................35

               AMENDED AND RESTATED PROPERTY MANAGEMENT AGREEMENT

         THIS AMENDED AND RESTATED PROPERTY MANAGEMENT AGREEMENT (this "Agreement") made as of the 1st day of August 2001, among USRP Funding 2001-A, L.P., a Delaware limited partnership (the "Issuer"), Hudson Advisors, LLC, a Delaware limited liability company, as master servicer (in such capacity, the "Master Servicer") and as back-up servicer (in such capacity, the "Back-up Servicer"), U.S. Restaurant Properties Operating L.P., a Delaware limited partnership ("USRPO") as property manager (in such capacity, the "Property Manager") and as special servicer (in such capacity, the "Special Servicer"), and Wells Fargo Bank Minnesota, N.A., a national banking association (the "Indenture Trustee" and "Grantor Trust Trustee"). All capitalized terms used herein shall have the meanings ascribed to such terms in Appendix A hereto and, to the extent not defined therein, in the Amended and Restated Indenture, dated as of August 1, 2001 (the "Indenture"), among the Issuer, the Indenture Trustee and the Certificate Insurer.

         On January 9, 2001, the Issuer issued its Triple Net Lease Mortgage Notes, Series 2001-A (the "Original Notes") pursuant to an Indenture, dated as of January 1, 2001, between the Issuer and the Indenture Trustee. The parties hereto entered into a Property Management Agreement in connection with and in furtherance of the issuance of the Original Notes. The Issuer desires to amend and restate the Original Notes pursuant the Indenture. In connection therewith and in furtherance thereof, the parties hereto desire to amend and restate the Property Management Agreement as set forth herein.

                                    ARTICLE I
                                   Appointment

         1.1. Appointment. The Issuer hereby appoints the Master Servicer, the Property Manager, the Special Servicer and the Back-up Servicer to act in such capacities hereunder, subject to and in accordance with the terms hereof. The Master Servicer, the Property Manager, the Special Servicer and the Back-up Servicer each hereby accept such appointment on the terms and conditions hereinafter provided. The Issuer warrants and represents to the Master Servicer, the Property Manager, the Special Servicer and the Back-up Servicer that it has valid fee or leasehold title to the Properties with all requisite authority to enter into this Agreement.

         1.2. Representations and Warranties.

         (a) Each of the Property Manager, the Special Servicer, the Back-up Servicer and the Master Servicer represents and warrants as to itself to the other parties hereto, and for the benefit of the Issuer, the Indenture Trustee, the Grantor Trust Trustee and the Noteholders, as of the Closing Date, that:

                  (i) It is duly created and validly existing, in good standing under the laws of the State of Delaware and is in compliance with the laws of each State in which any Property is located to the extent the failure to be so in compliance would affect materially and adversely the enforceability of any Lease or its performance under this Agreement;

                  (ii) The execution and delivery of this Agreement, and the performance and compliance with the terms of this Agreement, will not violate its organizational documents or constitute an event which, with notice or lapse of time, or both, would constitute a default under, or result in the breach of, any material agreement or other instrument to which it is a party or by which it is bound;

                  (iii) It has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

                  (iv) This Agreement constitutes a valid, legal and binding obligation of such party, enforceable against such party in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

                  (v) It is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in its good faith and reasonable judgment, is likely to affect materially and adversely its ability to perform its obligations under this Agreement or its financial condition; and

                  (vi) No litigation is pending or, to the best of its knowledge, threatened against it that, if determined adversely to it, would prohibit it from entering into this Agreement or that, in its good faith and reasonable judgment, is likely to materially and adversely affect either its ability to perform its obligations under this Agreement or its financial condition.

         (b) The representations and warranties of the Property Manager, the Special Servicer, the Back-up Servicer and the Master Servicer set forth in this
Section 1.2 shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons to whom and for whose benefit they were made until all amounts owed to the Noteholders under or in connection with this Agreement, the Indenture and the Notes have been indefeasibly paid in full. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties.

         (c) Any successor Property Manager, Special Servicer, Master Servicer or Back-up Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 1.2(a), subject to such appropriate modifications to the representation and warranty set forth in Section 1.2(a)(i) to accurately reflect such successor's jurisdiction of organization.


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
         1.3. Recordings and Filings; Books and Records; Document Defects.

         (a) In connection with the Grant made by the Issuer to the Indenture Trustee pursuant to the Granting Clause of the Indenture and the delivery of the Lease Files for the Leases to the Indenture Trustee in furtherance of such Grant, the Property Manager, on behalf of Indenture Trustee, shall diligently pursue with the title company the return of each of the Security Instruments and UCC Financing Statements from the appropriate recording or filing offices and the delivery of the title insurance policies by the title company. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Indenture Trustee shall notify the Property Manager and the Property Manager shall promptly prepare and cause to be executed a substitute therefor or cure such defect, as the case may be, and thereafter, the Property Manager shall cause the same to be duly recorded or filed, as appropriate. The Property Manager shall perform all obligations that the Indenture Trustee may have under the Security Instruments prepared for Properties located in the States of Missouri and Pennsylvania. The Indenture Trustee shall cooperate as necessary for the Property Manager to perform such obligations.

         The Property Manager shall, to the same extent set forth in the Indenture, reimburse, indemnify and hold harmless the Indenture Trustee from any loss, liability or expense incurred by the Indenture Trustee in connection with the Property Manager's performance of the Indenture Trustee's obligations under any Security Instrument.

         (b) The Issuer shall deliver to and deposit with, or cause to be delivered to and deposited with, the Property Manager all documents and records in the possession of the Issuer or USRPO that relate to the Properties and the Leases and that are not required to be a part of a Lease File in accordance with the definition thereof, and the Property Manager shall hold all such documents and records in trust on behalf of the Indenture Trustee. The Property Manager's possession of such documents and records shall be at the will of the Issuer and the Indenture Trustee for the sole purpose of facilitating the servicing of the Properties and Leases pursuant to this Agreement and such possession by the Property Manager shall be in a custodial capacity only on behalf of the Indenture Trustee. The ownership of such documents and records shall be vested in the Issuer, subject to the lien of the Indenture, and the ownership of all documents and records with respect to the Properties and the Leases that are prepared by or which come into possession of the Property Manager shall immediately vest in the Issuer, subject to the lien of the Indenture, and shall be delivered to and deposited with the Property Manager and retained and maintained in trust by the Property Manager in such custodial capacity only on behalf of the Indenture Trustee, except as otherwise provided herein. All such documents and records shall be appropriately marked to clearly reflect the ownership of such documents and records by the Issuer, subject to the lien of the Indenture and the applicable Security Instrument, and that such documents and records are being held on behalf of the Indenture Trustee, and the Property Manager shall release such documents and records from its custody only in accordance with this Agreement.

         (c) If any party hereto discovers that any document constituting a part of a Lease File has not been properly executed, is missing, contains information that does not conform in any respect with the corresponding information set forth in Schedule 1 to the Contribution Agreement or does not appear to be regular on its face (each, a "Document Defect"), or that any of the representations or warranties of USRPO set forth in Section 2 of the Contribution Agreement are incorrect in any material respect (each, a "Breach"), such party shall give prompt written notice thereof to the other parties thereto. Upon its discovery or receipt of notice of any such Document Defect or Breach, the Property Manager shall notify USRPO. If USRPO does not correct any Document Defect or Breach within the time periods and in accordance with the provisions of the Contribution Agreement, the Property Manager, or if it fails to do so, the Indenture Trustee, shall, on behalf of the Issuer, exercise such rights and remedies as the Issuer may have (or the Indenture Trustee may have as third party beneficiary) under the Contribution Agreement with respect to such Document Defect or Breach, as applicable.

         (d) Notwithstanding the foregoing, the delivery of a commitment to issue a policy of owner's title insurance in lieu of the delivery of the actual policy of owner's title insurance shall not be considered a Document Defect with respect to any Lease File if such actual policy of insurance is delivered to the Indenture Trustee not later than 270 days after the Closing Date.

         1.4. Financial Covenants.

         (a) Each of the Master Servicer and the Back-up Servicer hereby covenants and agrees that at all times during the term of this Agreement (i) the capital account of its members shall not be less than $5,000,000 and (ii) it shall not suffer net losses in any calendar year.

         (b) Each of the Property Manager and the Special Servicer hereby covenants and agrees that at all times during the term of this Agreement it shall (on a consolidated basis with its consolidated affiliates, including U.S. Restaurant Properties, Inc., under GAAP):

                  (i) maintain a Leverage Ratio, as of the last day of each fiscal quarter, less than or equal to 0.65 to 1.0. "Leverage Ratio" means, as of the end of any fiscal quarter, the ratio of (a) Total Liabilities to (b) Total Tangible Assets. "Total Liabilities" means the sum of (i) total liabilities of the Consolidated Parties on a consolidated basis, as determined in accordance with GAAP, plus (ii) an amount equal to the aggregate of total liabilities, as determined in accordance with GAAP, of each Minority Interest Entity multiplied by the respective Minority Interest of each such entity plus (iii) without duplication, the Indebtedness of the Consolidated Parties on a consolidated basis plus (iv) without duplication, the aggregate of Indebtedness of each Minority Interest Entity multiplied by the respective Minority Interest of each such entity; provided, that in each case, all of the above amounts not otherwise adjusted to account of Outside interests shall be adjusted to deduct therefrom the pro rata share of such amounts allocable to the Outside Interests (except to the extent any Credit Party would be legally liable for the full amount of such liabilities.) "Total Tangible Assets" means the sum of (i) Asset Value, plus (ii) the value of all assets and interests therein held by the Consolidated Parties and not included in the calculations of Asset Value (provided, that, such amount (A) shall include, without duplication, each Consolidated Parties' interests in the assets of any Minority Interest Entity and (B) shall not include any interests in assets which are attributable to any Outside Interests), less (iii) the value of all intangible assets included in (i) and (ii) above.

                  (ii) maintain at all times a [Tangible Net Worth] greater than or equal to $250 million plus 85% of the net cash proceeds of any equity issuance received after September 30, 2000, calculated on a cumulative basis. "Tangible Net Worth" means, as of any given calculation date, the sum of (a) Total Tangible Assets, less (b) Total Liabilities.

                  (iii) maintain an Interest Coverage Ratio, as of the last day of each fiscal quarter (calculated on a rolling 4 quarter basis), greater than or equal to 2.00 to 1.0. "Interest Coverage Ratio" means, as of the end of any fiscal quarter of the Consolidated Parties for the four fiscal quarter period most recently ending on or prior to such date with respect to the Consolidated Parties on a consolidated basis, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period;

                  (iv) maintain a Fixed Charge Coverage Ratio, as of the last day of each fiscal quarter, greater than or equal to 1.65 to 1.0. "Fixed Charge Coverage Ratio" means, as of the end of any fiscal quarter of the Consolidated Parties for the four fiscal quarter period most recently ending on or prior to such date with respect to the Consolidated Parties on a consolidated basis, the ratio of (a) Consolidated EBITDA for such period to (b) the sum of (i) Consolidated Interest Expense for such period plus (ii) Consolidated Scheduled Funded Debt Payments for such period;

                  (v) declare or make cash distributions to their shareholders (excluding any shareholders which are Consolidated Parties) during any given rolling 4 quarter basis (measured quarterly) in an aggregate amount not to exceed the greater of (i) the FFO Distribution Allowance for such rolling 4 quarter period or (ii) so long as no Default or Event of Default has occurred and is then continuing, the amount necessary to maintain the status of the USRP REIT as a REIT. "FFO Distribution Allowance" means, for the rolling twelve month period ending September 30, 2001 and each rolling twelve month period thereafter (measured quarterly), an amount equal to 95% of FFO for such quarter, plus an amount equal to 95% of FFO for the three fiscal quarters ending immediately prior to such fiscal quarter and not otherwise distributed prior to commencement of such quarter ; and

                  (vi) maintain a ratio of [Unencumbered Assets Value] to [Unsecured Indebtedness] as of the end of each fiscal quarter from December 31, 2000 through and including the fiscal quarter ended December 31, 2001 greater than or equal to 1.75 to 1.00, and 2.00 to
         1.00 as of the end of each fiscal quarter thereafter. "Asset Value" means the sum of (a) the aggregate Value of all interests (whether wholly-owned or otherwise) in Real Property owned by the Consolidation Parties, except the BK Assets, plus (b) EBITDA for the BK Assets as of the date of calculation capitalized at 10.5%.

                                   ARTICLE II
              Duties of the Master Servicer, the Back-up Servicer,
                 the Property Manager and the Special Servicer

         2.1. General.

         (a) The Master Servicer. The Master Servicer shall monitor compliance by each of the Property Manager and the Special Servicer with its obligations under this Servicing Agreement and shall notify the Issuer, the Grantor Trust Trustee and the Indenture Trustee of any defaults by the Property Manager or the Special Servicer hereunder of which it receives notice or acquires knowledge. The Master Servicer shall be obligated to supervise the Property Manager's and the Special Servicer's performance under this Agreement, and if the Property Manager or the Special Servicer fails to perform any of its obligations under this Agreement, the Master Servicer shall perform such obligations as if it were the Property Manager or the Special Servicer, as applicable. Without limiting the foregoing, the Master Servicer shall: (i) review drafts of the Property Manager Report prior to each Report Date, together with any other reports, certificates, documents and information relating to the Properties and the Leases deemed appropriate by the Master Servicer, to confirm that the information set forth in such Property Manager Report is true and correct and that all Rents have been received and properly allocated, in each case based upon information provided to the Master Servicer by the Property Manager; (ii) meet or speak with representatives of the Property Manager and the Special Servicer as frequently as appropriate, but at least once every month, regarding the performance by each of the Property Manager and the Special Servicer of its obligations hereunder, including, without limitation, the status of, and actions being taken in respect of, Delinquent Leases, Defaulted Leases and Specially Managed Properties; (iii) at least semiannually review reports and other appropriate documentation and information regarding the payment of taxes and maintenance of insurance by the Tenants and the compliance by the Property Manager with its obligations under Section 2.19, and (iv) as soon as reasonably practicable following the Closing Date, review and verify the Property Manager's Percentage Rent report.

         With the prior written consent of the Certificate Insurer, the Master Servicer shall be entitled to resign as Master Servicer on or after February 26, 2002, provided that Hudson Advisors, LLC shall remain as Back-up Servicer to the Property Manager and Special Servicer so long as USRPO is the Property Manager or the Special Servicer. From and after the date of such resignation, the Master Servicer shall have no further obligation hereunder, and all references to the Master Servicer under this Agreement shall be inoperative except as to matters occurring prior to the date of such resignation.

         (b) The Back-up Servicer. In the event that the Master Servicer resigns in accordance with Section 2.1(a), the Back-up Servicer shall be obligated to take all reasonable steps, including, without limitation, maintaining information regarding the Properties and the Leases and the management and servicing activities of the Property Manager and the Special Servicer, to enable the Back-up Servicer to assume the duties of the Property Manager and/or the Special Servicer under this Agreement within five Business Days. Following the occurrence of a Replacement Event with respect to the Property Manager and/or the Special Servicer, unless a Back-up Servicer Default has occurred and is continuing, the Back-up

Servicer shall assume the duties and obligations of the Property Manager and/or the Special Servicer under this Agreement and the Back-up Servicer shall thereafter be the Replacement Property Manager and/or the Replacement Special Servicer hereunder, unless and until the Issuer obtains a Replacement Property Manager or Replacement Special Servicer acceptable to the Certificate Insurer in its sole discretion.

         (c) Servicing Standard. The Property Manager and the Special Servicer shall manage the Properties and service the Leases on behalf of and as agent for the Issuer, either directly or through sub-servicers, in accordance with applicable law, the terms of this Agreement, the terms of the respective Leases and, as applicable, inter-lessor agreements and, to the extent consistent with the foregoing, (i) in the same manner in which, and with the same care, skill, prudence and diligence with which, it (a) manages similar Properties and Leases for other third party portfolios or (b) manages administers Mortgaged Properties and Leases for its own account or (ii) in a manner normally associated with the management and operation of similar properties and leases and in material compliance with all applicable laws, whichever standard is highest, but without regard to (i) any known relationship that the Property Manager or Special Servicer, or an affiliate of the Property Manager or Special Servicer, may have with the Issuer, any Originator, any Tenant, any of their respective affiliates or any other party to the transaction documents related to the Notes or the Grantor Trust Certificates; (ii) the ownership of any Note or Grantor Trust Certificate by the Property Manager or Special Servicer or any affiliate of the Property Manager or Special Servicer, as applicable; (iii) the Property Manager's obligation to make Property Protection Advances with respect to the Properties; (iv) the Property Manager's or Special Servicer's right to receive compensation for its services; (v) the ownership, or servicing or management for others, by the Property Manager or Special Servicer of any other mortgaged property or lease; (vi) the repurchase and indemnification obligations of USRPO in its capacity as seller under the Contribution Agreement); or (vii) the existence of the Reserve Account (the foregoing standard of servicing, the "Servicing Standard"). The Property Manager shall take all action necessary to cause compliance by the Issuer with its obligations under the Indenture, including, without limitation, Article XI of the Indenture, and shall perform all such duties and obligations specified to be performed by the Property Manager in the Indenture, including, without limitation, Article XI of the Indenture, as if fully set forth herein. The Property Manager shall perform all of its duties in an efficient and economical manner, subject to the direction of the Issuer and pursuant to the terms and provisions of this Agreement and the Indenture.

         (d) Servicing Transfer. The Property Manager initially shall be responsible for the management and administration of the Leases and Properties and if any of the following events (each, a "Special Servicing Event") occurs with respect to a Lease, the Special Servicer shall be responsible for special servicing such Lease and the related Property: (a) any Monthly Lease Payment becomes delinquent 90 or more consecutive days, (b) the Property Manager determines that a default in making a Monthly Lease Payment is likely to occur within 30 days and is not likely to be remedied for 90 days, (c) a default (other than a payment default) occurs that materially and adversely affects the interests of the Issuer and that continues unremedied for the applicable grace period under the terms of the Lease (or, if no grace period is specified, for 30 days), or (d) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings in respect of the related Tenant occur, or as to which the related Tenant takes certain actions indicating its insolvency or its inability to pay its obligations. Upon the occurrence of a Special Servicing Event, the Property Manager shall use its best efforts to transfer the management and servicing responsibilities with respect to the related Lease and Property to the Special Servicer within five business days. Notwithstanding such transfer, the Property Manager will continue to receive all payments under the related Lease (including amounts collected by the Special Servicer), to make certain calculations with respect to such Lease and Property, to make Property Protection Advances and to prepare reports with respect to such Lease and Property. Properties for which a Special Servicing Event has occurred are collectively referred to herein as "Specially Managed Properties." A Property will cease to be a Specially Managed Property (and will become a "Corrected Property" as to which the Property Manager shall re-assume management and servicing responsibilities) at such time as no circumstance identified in clauses (a) through (d) above exists that would cause the Property to continue to be characterized as a Specially Managed Property and either the Property is leased to a replacement tenant or such of the following as are applicable occur:
(w) with respect to the circumstances described in clause (a) above, the related Tenant has made three consecutive full and timely Monthly Lease Payments under the terms of the related Lease (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Tenant or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer); (x) with respect to the circumstances described in clauses
(b) and (d) above, such circumstances cease to exist in the good faith and reasonable judgment of the Special Servicer; and (y) with respect to the circumstances described in clause (c) above, such default is cured.

         2.2. Collections of Rents and Other Monies.

         (a) Everything done by the Property Manager and the Special Servicer under the provisions of this Article II shall be done as the agent of the Issuer and the Indenture Trustee and all obligations or expenses incurred hereunder shall, except as otherwise specifically provided, be for the account of, on behalf of, and at the expense of the Issuer payable from the proceeds of the Collateral as set forth in the Indenture. Each of the Property Manager and the Special Servicer shall use its best, diligent efforts to collect all rents and other charges due from all Tenants at the Properties under their respective Leases and shall deposit or cause to be deposited all such monies into the Collection Account pursuant to Section 2.11 of this Agreement.

         (b) Except as otherwise specified herein, the Property Manager and the Special Servicer shall take all such actions as the Property Manager shall deem necessary or advisable to collect the aforesaid rents and other charges and to enforce all rights and remedies of the Issuer under the Leases or to protect the interests of Issuer and the Indenture Trustee, including, without limitation, the preparation and delivery to Tenants of all "late payment," default and other appropriate notices, requests, bills, demands and statements.

         (c) Nothing herein shall be construed as a guarantee by the Property Manager or the Special Servicer as to the credit worthiness of or of the collectibility of accounts receivable from the Tenants.

         2.3. Indenture Compliance. The Property Manager shall comply with, and shall take such actions as are necessary to cause the Issuer to be in compliance with, the provisions of Article XI of the Indenture.

         2.4. Compliance with Laws. Each of the Property Manager and, with respect to Specially Managed Properties, the Special Servicer shall use its diligent best efforts to enforce the Tenants' obligations under the Leases regarding compliance with applicable laws, rules and regulations and the Property Manager shall renew, as necessary, all real estate permits and real estate licenses which are legally required for the real estate operations of the Properties. Notwithstanding the foregoing, the Property Manager shall have no obligation to renew or maintain any license or permit required for operation of a Tenant's business upon a Property.

         2.5. Personnel. The Property Manager and the Special Servicer shall employ, compensate, retain, supervise and discharge such employees as may be necessary for the proper and efficient management and maintenance of the Properties as the Property Manager and the Special Servicer is obligated so to do hereunder, but nothing herein shall obligate the Property Manager and the Special Servicer to maintain any employees at the Properties as on-site managers. The Property Manager and the Special Servicer shall employ, at its expense, all administrative, clerical and other office personnel necessary to handle general administrative and financial reporting duties set forth in this Agreement.

         2.6. Professionals and Contractors. The Property Manager shall (i) identify and enter into contracts with architects, engineers, accountants, attorneys, tradesmen and other independent contractors to perform services; and
(ii) supervise the administration and monitor the performance of all work to be performed and services to be rendered under all such contracts. The Property Manager shall use due care in the selection of all such professionals and other independent contractors.

         2.7. Maintenance and Repair of Property. Neither the Property Manager nor the Special Servicer shall have the duty to maintain and repair the buildings, appurtenances or grounds of a Property to the extent these are obligations of the Tenant under the Lease. The Property Manager and the Special Servicer shall, however, have the authority and shall use its best efforts to enforce such obligations of the Tenants, and to institute legal proceedings for the enforcement and/or collection therefor, and for the dispossession of Tenants from the Properties. In the event that the Property Manager, or, with respect to Specially Managed Properties, the Special Servicer, is unable to cause a Tenant to perform its obligations to maintain the Property, the Property Manager or the Special Servicer, as applicable, shall cause the Property to be maintained and repaired in a good and safe condition, at the expense of the Issuer as set forth herein. Any payment by the Property Manager or the Special Servicer under this
Section 2.7 shall be a Property Protection Advance reimbursable in accordance with Section 3.02(b) of the Indenture.

         2.8. Tenant Relations and Disputes.

         (a) The Property Manager shall use its best efforts to develop and maintain good relations with Tenants at each Property. The Property Manager shall receive, and use its best efforts to attend to and resolve, all complaints of Tenants and shall attempt to resolve any complaints, disputes or disagreements by or among Tenants.

         (b) The Property Manager shall monitor the occupancy of all Tenants to insure their compliance with the terms and provisions of their respective Leases. The Property Manager shall notify the respective

Tenants, the Issuer, the Indenture Trustee, the Grantor Trust Trustee, the Master Servicer, the Special Servicer, the Back-up Servicer and the Certificate Insurer of any violations of such Leases and use reasonable efforts to cause such Tenants to correct such violations promptly.

         2.9. Financial Services. The Property Manager shall: (i) maintain accounts receivable and delinquency records; (ii) maintain rent rolls; (iii) process and pay operating and capital invoices; (iv) make all Property Protection Advances; (v) maintain or cause to be maintained books of account for Issuer's funds; (vi) deliver or cause to be delivered the reports and information required pursuant to Paragraph 2.12 below; and (vii) cause all federal and state income tax returns and other tax returns and reports to be prepared for the Issuer. The Issuer, the Master Servicer, the Back-up Servicer, the Indenture Trustee, the Grantor Trust Trustee, the Certificate Insurer and each Certificateholder shall have full access, upon reasonable prior notice, to all books, records and financial statements maintained by the Property Manager on behalf of the Issuer and the Indenture Trustee.

         2.10. Reserved.

         2.11. Collection Account.

         (a) The Property Manager shall deposit or cause to be deposited in the Collection Account, within two Business Days after receipt (in the case of payments by Tenants or other collections on the Leases), the following payments and collections received or made by or on behalf of the Property Manager subsequent to the Closing Date: (i) all payments on account of Monthly Lease Payments; (ii) all payments of other amounts payable by the Tenants under the Leases (other than amounts in respect of Tenant security deposits and reserve or escrow payments); (iii) any amounts advanced by the Limited Partners in respect of Monthly Lease Payments with respect to Delinquent Leases and Defaulted Leases; (iv) all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received in respect of any Property; (v) all Lease Advances, (vi) all Release Prices, (vii) all Purchase Prices, (viii) all Tenant Purchase Proceeds,
(ix) all amounts paid under the Interest Rate Cap; (x) any amounts required to be deposited by the Property Manager pursuant to the Indenture; and (xi) any other amounts required to be so deposited under this Agreement.

         The Property Manager will instruct each Lockbox Account Bank to transfer any of the foregoing collections and payments received in the Lockbox Account to the Collection Account immediately after such funds have cleared and become available in accordance with the policies of such bank. The Property Manager shall not make any withdrawals from the Lockbox Account except for transfers to the Collection Account as provided in the preceding sentence.

         The Property Manager shall not make any withdrawals from the Collection Account. The Collection Account shall be maintained as a segregated account, separate and apart from trust funds created for trust certificates or bonds of other series serviced and the other accounts of the Property Manager.

         2.12. Reporting. Not later than 12:00 p.m. New York City time on the third Business Day preceding each Payment Date (the "Report Date"), the Property Manager shall deliver to each of the Issuer, the Indenture Trustee, the Grantor Trust Trustee, the Special Servicer, the Master Servicer, the Back-up Servicer and the Certificate Insurer a report containing such information with respect to the Properties and the Leases as the Indenture Trustee or the Certificate Insurer may reasonably request, including, without limitation, the information set forth on Exhibit A hereto (such report, the "Property Manager Report"), reflecting information as of the close of business on the last day of the related Collection Period, in a mutually agreeable electronic format. The Property Manager Report and any written information supplemental thereto shall include such information with respect to the Properties and the Leases as is required by the Indenture Trustee for purposes for making the calculations and reports required to be made by it under the Indenture. Concurrent with the delivery of the Property Manager Report, the Property Manager shall also deliver a certification by the Property Manager that no Replacement Event (or any other circumstance that but for the passage of time and/or the giving of notice would result in a Replacement Event) under this Agreement then exists and no Default or Event of Default under the Indenture then exists, or, if such a Replacement Event, Default, Event of Default or other circumstance does exist, specifying the details thereof; provided however, that such certification shall only be required to confirm compliance with Section 1.4 on the Payment Dates following the applicable fiscal quarters. Such information shall be delivered by the Property Manager to each of the Issuer, the Indenture Trustee, the Grantor Trust Trustee, the Special Servicer, the Master Servicer and the Certificate Insurer in CMSA format and such electronic or other form as may be reasonably acceptable to the Issuer, the Master Servicer, the Special Servicer, the Indenture Trustee, the Grantor Trust Trustee or the Certificate Insurer, as applicable. In addition, by 1:00 p.m. New York City time, on the fifth calendar day of the month following each Collection Period, the Special Servicer shall deliver to each of the Issuer, the Indenture Trustee, the Grantor Trust Trustee, the Property Manager, the Master Servicer, the Back-up Servicer and the Certificate Insurer a report (the "Special Servicer Report") with respect to the status of, and actions being taken in respect of, Delinquent Leases, Defaulted Leases and Specially Managed Properties, in a mutually agreeable electronic format.

         2.13. Specially Managed Properties. The Special Servicer shall monitor any Specially Managed Property, evaluate whether the causes of the related default can be corrected over a reasonable period, initiate corrective action in cooperation with the Tenant if cure is likely and take such other actions as are consistent with the Servicing Standard. If the Tenant under any Lease is in default and the default cannot be cured, the Special Servicer shall evict the Tenant and pursue damages, if necessary, and (a) attempt to induce another franchise operator to assume the obligations under the existing Lease, with or without modification, (b) lease the Property under a new Lease on economically desirable terms, or (c) sell the Property. The decision to enter into a lease assumption, re-lease or sell the Property shall be made by the Special Servicer in its sole discretion acting in the best interests of the Grantor Trust Trustee, the Certificateholders and the Certificate Insurer. With respect to any Defaulted Lease that remains a Defaulted Lease for 18 months after the date such Lease first became a Defaulted Lease, the Property Manager shall sell the related Property, unless such sale is not consented to by the Certificate Insurer, [which shall be entitled to appoint an advisor in connection with its decision to grant or withhold consent with respect to the sale of any Property related to such Defaulted Leases (the cost of which shall be an Extraordinary Expense, not to exceed $5,000 per Property, paid pursuant to Section 3.02(b) of the

Indenture)]. If the Special Servicer has determined, in its good faith and reasonable judgment, that any Defaulted Lease will become a Liquidated Lease, the Special Servicer shall promptly so notify in writing the Issuer, the Indenture Trustee, the Grantor Trust Trustee, the Property Manager and the Certificate Insurer.

         2.14. Deposit Account and Escrow Accounts.

         (a) The Property Manger shall establish and maintain one or more accounts (the "Deposit Accounts") with the Indenture Trustee, into which all cash Tenant security deposits shall be deposited and retained. Each Deposit Account shall be an Eligible Account, unless otherwise required under the related Lease. Withdrawals of amounts so deposited into a Deposit Account may be made only: (i) as directed by the Issuer or the Property Manager in writing;
(ii) to refund to Tenants any sums required pursuant to the Lease; (iii) to clear and terminate the Deposit Account at the termination of this Agreement or
(iv) to withdraw any amounts deposited in error. Funds on deposit in the Deposit Accounts shall be invested in Permitted Investments in accordance with Section 2.16(c), unless otherwise required by law or the terms of the related Lease. The Property Manager shall pay interest and investment income, if any, earned on the investment of funds in Deposit Accounts maintained thereby to the related Tenants, if required by law or the terms of the related Lease, or, if not so required, to the Collection Account in accordance with Section 2.16(c).

         (b) The Property Manager shall establish and maintain one or more accounts (the "Escrow Accounts") with the Indenture Trustee, into which all reserve and/or escrow payments made by or on behalf of the Tenants under the Leases, if any, shall be deposited and retained. Withdrawals of amounts so deposited may be made only as directed by the Issuer or the Property Manager in writing to pay for, or to reimburse the related Tenant in connection with, the purposes for which such reserve or escrow payments were made in accordance with the related Lease and/or any agreement with the related Tenant governing such reserve and/or escrow payments. All Escrow Accounts shall be Eligible Accounts, unless otherwise required by the related Lease and/or any agreement with the related Tenant governing such reserve and/or escrow payments (a "Reserve Agreement"). Funds on deposit in the Escrow Accounts shall be invested in Permitted Investments in accordance with Section 2.16(c), unless otherwise required by law or the terms of the related Lease or Reserve Agreement. The Property Manager shall pay interest and investment income, if any, earned on the investment of funds in Escrow Accounts maintained thereby to the related Tenants, if required by law or the terms of the related Lease or Reserve Agreement, or, if not so required, to the Collection Account in accordance with
Section 2.16(c).

         (c) Subject to Sections 2.16(a) and (b), the Property Manager shall direct any depository institution maintaining the Deposit Accounts and the Escrow Accounts (collectively, the "Investment Accounts") to invest the funds held therein in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, not later than the Business Day immediately preceding the next succeeding Determination Date. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Indenture Trustee (in its capacity as such). The Property Manager shall promptly deliver to the Indenture Trustee, and the Indenture Trustee shall maintain continuous possession of, any Permitted

Investment that is either (1) a "certificated security," as such term is defined in the Uniform Commercial Code, or (ii) other property in which a secured party may perfect its security interest by possession under the Uniform Commercial Code or any other applicable law. If amounts on deposit in the Investment Account are at any time invested in a Permitted Investment payable on demand, the Property Manager shall:

                  (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

                  (y) demand payment of all amounts due thereunder promptly upon determination by the Property Manager that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

         Interest and investment income realized on funds deposited in the Investment Account for each Collection Period shall be remitted to the Indenture Trustee for deposit into the Collection Account on the Determination Date for such Collection Period unless otherwise required by law or the related Lease. Whether or not the Property Manager directs the investment of funds in the Investment Account, interest and investment income realized on funds deposited therein shall be remitted to the Indenture Trustee in accordance with this Section on each Determination Date. Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Indenture Trustee shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

         (d) Within 60 days of the Closing Date, the Property Manager shall take all necessary actions required to create a first priority, perfected security interest in favor of the Indenture Trustee in all non-cash Tenant security deposits, including, without limitation, letters of credit and promissory notes provided by Tenants in respect of required security deposits under the related Leases. The Property Manager shall hold all such non-cash security deposits in its capacity as Property Manager for the benefit of the Indenture Trustee on behalf of the Noteholders and the Certificate Insurer.

         2.15. Property Protection Advances. In accordance with the Servicing Standard, the Property Manager shall advance with respect to each such Property all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, (ii) ground lease payments, (iii) premiums on Insurance Policies, (iv) any necessary costs and expenses associated with Tenant evictions and collections from Tenants (including attorneys' fees) and (v) other amounts necessary to preserve the security interest and lien of the Indenture Trustee in, and value of, such Property (including any costs and expenses necessary to re-lease such Property such as repair and maintenance expenses, Tenant improvements and brokerage leasing commissions) in each instance if and to the extent escrow payments (if any) collected from the Tenant are insufficient to pay such item when due and the Tenant has failed to pay such item on a timely basis, and provided that the particular advance would not, if made, constitute a Nonrecoverable Property

Protection Advance and a prudent property manager would make such advance. All such Property Protection Advances are reimbursable from the Collection Account in accordance with Section 3.02(b) of the Indenture. Promptly upon obtaining knowledge that the full amount of any Property Protection Advance required to be made by the Property Manager has not been so made, the Indenture Trustee shall provide notice of such failure to the Property Manager and the Master Servicer. If the Indenture Trustee and the Master Servicer do not receive confirmation that the full amount of such Property Protection Advance has been made within four Business Days following the date of such notice, then (i) the Master Servicer shall make the portion of such Property Protection Advances that was required to be, but was not, made by the Property Manager, (ii) the Indenture Trustee shall make the portion of such Property Protection Advances that was required to be, but was not, made by the Master Servicer, and (iii) such failure shall constitute a Servicer Replacement Event with respect to the Property Manager and the Master Servicer. Any such Property Protection Advances made by the Master Servicer shall be reimbursed by the Property Manager, and any such Property Protection Advances made by the Indenture Trustee shall be deemed made by the Indenture Trustee in its capacity as successor to the Property Manager.

         The determination by the Property Manager that it has made a Nonrecoverable Property Protection Advance or that any proposed Property Protection Advance, if made, would constitute a Nonrecoverable Property Protection Advance, shall be made in accordance with the Servicing Standard and shall be evidenced by an Officer's Certificate delivered promptly to the Issuer, the Master Servicer and the Indenture Trustee setting forth the basis for such determination. The Master Servicer and the Indenture Trustee may conclusively rely on any such determination.

         2.16. Rights of the Certificate Insurer with Respect to Property Management and Special Servicing. For so long as no Certificate Insurer Default has occurred and is continuing, if the average of the Cashflow Coverage Ratios as of any Payment Date and the two preceding Payment Dates is less than 1.25, the Certificate Insurer shall have the right to direct the Special Servicer as to the disposition of Defaulted Leases or appoint a collateral advisor on behalf of the Certificate Insurer, which collateral advisor shall have the right to direct the Special Servicer as to the disposition of Defaulted Leases. For so long as no Certificate Insurer Default has occurred and is continuing, (i) the Certificate Insurer shall be entitled to receive notice of (a) taking of environmental remediation with respect to any Property and the decision not to take any action where such action has been considered; (b) any substitutions or change in Tenants up to 10% of the Total Appraised Value; and (c) modifications of Leases and (ii) the Seller, the Limited Partners or the Property Manager, as applicable, shall obtain the consent of the Certificate Insurer with respect to
(a) any substitutions by the Seller for Defective Properties (as defined in the Contribution Agreement) in connection with a breach of a representation and warranty and (b) any substitutions by the Limited Partners or the Property Manager to the extent that the aggregate Appraised Value of all Released Properties which were substituted for by either the Limited Partners or the Property Manager exceeds 10% of the initial Total Appraised Value of the Properties.

         2.17. Property Inspections; Collection of Financial Statements; Delivery of Certain Reports.

         (a) If a Property becomes a Specially Managed Property, the Special Servicer shall at its expense perform a physical inspection of such Property as soon as practicable thereafter. The Special

Servicer shall prepare a written report of each such inspection performed by it that sets forth in detail the condition of the Property and that specifies the existence of: (i) any sale or transfer of such Property, or (ii) any change in the condition or value of the Property that it, in its good faith and reasonable judgment, considers material. The Special Servicer shall deliver to the Issuer, the Indenture Trustee, the Certificate Insurer, the Master Servicer, the Back-up Servicer and the Property Manager a copy of each such written report prepared by it during each calendar quarter within 15 days of the end of such quarter.

         (b) The Special Servicer, in the case of any Specially Managed Property, and the Property Manager, in the case of all other Properties, shall make reasonable efforts to collect promptly from each related Tenant and any applicable guarantors, and review, annual operating statements of the related Property, and financial statements of such Tenant and any applicable guarantors, whether or not delivery of such items is required pursuant to the terms of the related Lease or otherwise. The Property Manager or the Special Servicer, as applicable, shall each deliver, on or before March 31 of the following year (or thereafter, as the Property Manager receives such items from the applicable Tenants or guarantors), copies of all of the foregoing items so collected thereby during a calendar year to the Indenture Trustee, the Grantor Trust Trustee, the Master Servicer, the Certificate Insurer, the Back-up Servicer and any investor or prospective investor in the Grantor Trust Certificates upon written request and at the expense of such investor.

         2.18. Modification, Waivers, Amendments and Consents.

         (a) The Property Manager and the Special Servicer each may, consistent with the Servicing Standard, agree to any modification, waiver or amendment of any term of, forgive any Lease payment on, permit the release, addition or substitution of collateral securing, and permit the release of the Tenant on, or any guarantor of, any Lease it is required to service and administer hereunder, without the consent of the Issuer, the Indenture Trustee, the Grantor Trust Trustee, the Certificate Insurer or any Noteholder; provided, however, that the Property Manager shall not agree to any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 2.18 with respect to, any Lease it is required to service and administer hereunder that would affect the amount or timing of any related Monthly Lease Payment or other amount payable thereunder or, in the Property Manager's good faith and reasonable judgment, would materially reduce the likelihood of timely payment of amounts due thereon; the Special Servicer may, however, agree to any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 2.18 with respect to, a Specially Managed Property that would have any such effect, but only if a material default on the related Lease has occurred or, in the Special Servicer's reasonable and good faith judgment, a default in respect of payment on such Lease is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to the Issuer on a present value basis, than would liquidation; provided, further, that (x) such limitations shall not apply to any modification, waiver, amendment or other action with respect to any Lease that is required under the terms of such Lease in effect on the Closing Date or that is solely within the control of the related Tenant, (y) neither the Property Manager nor the Special Servicer shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a Tenant if in their reasonable and good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar and (z) such limitations shall not apply to the Property Manager's or the Special Servicer's ability to terminate such Lease in accordance with the terms thereof.

         (b) All modifications, waivers, amendments and other actions entered into or taken in respect of the Lease pursuant to this Section 2.18 shall be in writing. Each of the Property Manager and the Special Servicer shall notify the other such party and the Issuer, the Grantor Trust Trustee, the Certificate Insurer and the Indenture Trustee, in writing of any modification, waiver, amendment or other action entered into or taken in respect of any Lease pursuant to this Section 2.18 and the date thereof, and shall deliver to the Indenture Trustee for deposit in the related Lease File (with a copy to the other such party), an original counterpart of the agreements relating to such modification, waiver, amendment or other action, promptly (and in any event within 10 Business
Days) following the execution thereof. In addition, following any modification, waiver, amendment or other action agreed to by the Property Manager or the Special Servicer pursuant to this Section 2.18, the Property Manager or the Special Servicer, as the case may be, shall deliver to the Issuer, the Grantor Trust Trustee, the Certificate Insurer, the Indenture Trustee and, in the case of the Special Servicer, to the Property Manager an Officer's Certificate setting forth in reasonable detail the basis of the determinations made by it pursuant to such subsection (a).

         2.19. Real Estate Taxes and Insurance Premiums. Each of the Property Manager and the Special Servicer shall, as to those Properties and Leases it is obligated to service hereunder, maintain accurate records reflecting the status of real estate taxes and ground lease payments and the status of insurance premiums payable in respect thereof which, in each case, the Tenant is contractually or legally obligated to pay under the terms of the applicable Lease, and shall effect payment thereof, if not paid by the Tenant prior to the applicable penalty or termination date, promptly after the Property Manager or Special Servicer, as applicable, receives actual notice from any source of such nonpayment by the Tenant. For purposes of effecting any such payment for which it is responsible, the Property Manager or the Special Servicer, as the case may be, shall apply escrow payments as allowed under the terms of the related Lease or, if such Lease does not require the Tenant to escrow for the payment of real estate taxes and insurance premiums, each of the Property Manager and the Special Servicer shall, as to those Leases it is obligated to service hereunder, enforce the requirement of the related Lease that the Tenant make payments in respect of such items at the time they first become due. Any payment by the Property Manager or the Special Servicer in respect of any such taxes, insurance or ground lease payments, shall be a Property Protection Advance reimbursable in accordance with Section 3.02(b) of the Indenture.

         2.20. Claims under Environmental Policy. If any third party or governmental agency asserts a claim against the Issuer, the Indenture Trustee, the Grantor Trust Trustee, the related Tenant or Property in respect of any Pollution Condition or Claim (each as defined in the Environmental Policy) existing or alleged to exist with respect to a Property or if the Property Manager or the Special Servicer receives notice of, or has knowledge that, a Pollution Condition or Claim exists with respect to a Property, the Property Manager shall promptly report such Pollution Condition to the Issuer, the Indenture Trustee, the Grantor Trust Trustee and the Certificate Insurer. In the event such Property is covered by the Environmental Policy, the Property Manager shall submit a claim to the Environmental Insurer in accordance with the Environmental Policy. The Property Manager shall monitor and prosecute any such claim under the Environmental Policy in accordance with the provisions of the Environmental Policy.

         2.21. Reimbursement of Master Servicer. To the extent the Master Servicer expends any funds in furtherance of its obligations hereunder or any other agreement related to the transactions contemplated by this Agreement, the Property Manager agrees to reimburse the Master Servicer for such amounts.

                                   ARTICLE III
         The Master Servicer, the Back-up Servicer, the Property Manager and the Special Servicer

         3.1. Compensation.

         (a) As compensation for the performance of its duties under this Agreement, the Master Servicer or, if the Master Servicer has resigned in accordance with Section 2.1(a), the Back-up Servicer shall be entitled to receive a fee (the "Master Servicing Fee" or "Back-up Servicing Fee," as the case may be) in an amount equal to 0.03% per annum times the Note Principal Balance of the Outstanding Notes. The Master Servicing Fee or Back-up Servicing Fee shall be payable monthly from the Available Amount in accordance with
Section 3.2(b) of the Indenture for so long as Hudson Advisors LLC, or a successor thereto, is acting as Master Servicer or Back-up Servicer. In the event Hudson Advisors LLC, or its successor, becomes the Property Manager, Hudson Advisors LLC, or its successor, shall be entitled to receive the Property Management Fee but shall no longer be entitled to receive the Master Servicing Fee or the Back-up Servicing Fee.

         (b) The compensation which Property Manager shall be entitled to receive for services performed as Property Manager under this Agreement, so long as the Property Manager is Hudson or USRPO, shall be a monthly fee (the "Property Management Fee") in an amount equal to 0.35% per annum times the aggregate Allocated Loan Amount of the Mortgaged Properties or, if USRPO or Hudson Advisors is no longer acting as Property Manager, such greater or lesser amount as may be approved by the Certificate Insurer in its reasonable discretion, payable on the related Payment Date in accordance with Section 3.02(b) of the Indenture. Notwithstanding anything to the contrary contained herein, the Property Management Fee shall be payable solely from the proceeds of the Collateral in the priority and manner set forth in the Indenture.

         (c) As compensation for the performance of its duties under this Agreement, the Special Servicer will be entitled to the Special Servicer Compensation in respect of each Specially Managed Property on each Payment Date. With respect to each Specially Managed Property, the "Special Servicer Compensation" will consist of the Special Servicing Fee, any Workout Fees and any Liquidation Fees. The Special Servicer will be entitled to receive an initial special servicer fee (each, a "Special Servicing Fee") in an amount equal to 0.75% times the Allocated Loan Amount with respect to each Specially Managed Property upon the initial occurrence of a Special Servicing Event with respect to any such Specially Managed Property. The Special Servicing Fee will be payable on the Payment Date immediately following such Special Servicing Event. The Special Servicing Fee paid with respect to any Specially Managed Property will be credited towards any Workout Fee or Liquidation Fee due to the Special Servicer with respect to such Specially Managed Property. The "Workout Fee" will be payable with respect to each Corrected Property and will be calculated by application of a "Workout Fee Rate" of 1% to each collection received in respect of the related Property and related Lease for so long as it remains a Corrected Property. The Workout Fee with respect to any Corrected Property will cease to be payable if the Corrected Property again becomes a Specially Managed Property but will become payable again if and when the Property again becomes a Corrected Property. If the Special Servicer is terminated or resigns, it shall retain the right to receive any and all Workout Fees payable in respect to Properties that became Corrected Properties during the period that it acted as Special Servicer and remained Corrected Properties at the time of that termination or resignation but such fee will cease to be payable if the Corrected Properties again become Specially Managed Properties. The successor Special Servicer will not be entitled to any portion of those Workout Fees.

         A "Liquidation Fee" will be payable with respect to each Specially Managed Property as to which the Special Servicer receives any Liquidation Proceeds attributable to principal. The Liquidation Fee for each Specially Managed Property will be calculated by application of a "Liquidation Fee Rate" of 1% to the amount of the related Liquidation Proceeds.

         Any Workout or Liquidation Fees due to the Special Servicer will be reduced by the amount of the Special Servicer Fee paid in connection with the related Specially Managed Property.

         In the event either the Property Manager or the Special Servicer is replaced (the successor entity, the "Replacement Property Manager" or the "Replacement Special Servicer", as applicable), the fees described above will be subject to change and the compensation payable to a Replacement Property Manager and/or Replacement Special Servicer will be such amounts as are agreed to by the Certificate Insurer (or during the continuance of a Certificate Insurer Default, the Indenture Trustee and the Issuer) and the Replacement Property Manager and/or Replacement Special Servicer, as applicable.

         3.2. Use and Maintenance of Properties. The Property Manager agrees to not knowingly allow any Tenant to use or operate the Property for any purpose which might void any policy of insurance held by Issuer or the Indenture Trustee or which might render any loss thereunder uncollectible, or which would be in violation of any governmental restriction, including but not limited to using, generating, manufacturing, producing, storing, releasing, discharging, treating, or disposing of, on, under, from or about a Property any Hazardous Materials in violation of any Environmental Laws or allow any other person or entity to do so. The Property Manager shall use its best efforts to secure full compliance by Tenants with the terms and conditions of their respective Leases. The Property Manager shall be expected to use its best efforts to perform such other acts and deeds as are reasonable, necessary and proper in the discharge of its duties under this Agreement.

         3.3. Annual Statement as to Compliance.

         Each of the Master Servicer, the Property Manager and the Special Servicer, as to itself, shall deliver to the Issuer, the Indenture Trustee, the Grantor Trust Trustee and the Certificate Insurer on or before March 31 of each year (or the next succeeding Business Day if any such day is not a Business
Day), beginning March 31, 2002, an Officer's Certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer, the Property Manager or the Special Servicer, as applicable, during the preceding calendar year, and of its performance under this Agreement (including its compliance with the Servicing Standard), has been made under such officer's supervision, and
(ii) to the best of such officer's knowledge, based on such review, the Master Servicer, the Property Manager or the Special Servicer, as applicable, complied in all material respects throughout such period with the minimum servicing standards in the Uniform Single Attestation Program for Mortgage Bankers, to the extent applicable, and fulfilled in all material respects throughout such period its obligations under this Agreement or, if there was noncompliance with such standards or a default in the fulfillment of any such obligation in any material respect, such Officer's Certificate shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof.

         3.4. Reports by Independent Public Accountants.

         On or before April 30 of each year, beginning April 30, 2002, the Master Servicer, the Property Manager and the Special Servicer, at its expense, shall cause a firm of independent public accountants (which may also render other services to the Master Servicer, the Property Manager or the Special Servicer, as applicable), to furnish to the Issuer, the Indenture Trustee, the Grantor Trust Trustee and the Certificate Insurer a report containing such firm's opinion that, on the basis of an examination conducted by such firm substantially in accordance with standards established by the American Institute of Certified Public Accountants, the assertion made pursuant to Section 3.3 regarding compliance by the Master Servicer, the Property Manager and the Special Servicer with the minimum servicing standards in the Uniform Single Attestation for Mortgage Bankers during the preceding calendar year is fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such institute's standards require it to report.

         3.5. Access to Certain Information.

         The Property Manager and the Special Servicer shall afford to the Issuer, the Indenture Trustee, the Grantor Trust Trustee, the Master Servicer, the Back-up Servicer, the Certificate Insurer, each Noteholder and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Noteholder, reasonable access to any records regarding the Properties and the Leases and its servicing thereof within its control, except to the extent it is prohibited from doing so by applicable law or contract or to the extent such information is subject to a privilege under applicable law to be asserted on behalf of the Issuer or the Noteholders. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Property Manager or the Special Servicer, as applicable.

         3.6. Property Manager and Special Servicer Replacement Events.

         (a) "Replacement Event" means any one of the following events:

                  (i) any failure by the Property Manager or the Special Servicer to remit to the Collection Account (or to the Indenture Trustee for deposit into the Collection Account) any amount as and when required to be so remitted pursuant to the terms of this Agreement or the Indenture, and such failure continues for three Business Days; or

                  (ii) any failure by the Property Manager to make any Property Protection Advance that it is required to make hereunder or the Indenture, and such failure continues for three Business Days;

                  (iii) any failure on the part of the Property Manager or the Special Servicer duly to observe or perform any other of the covenants or agreements on the part of the Property Manager contained in this Agreement (other than those described under 3.6(a)(xi) below) which continues unremedied for the applicable cure period or, if no such cure period, 30 days; or

                  (iv) any breach on the part of the Property Manager or the Special Servicer of any representation or warranty contained in this Agreement; or

                  (v) there shall have been commenced before a court or agency or supervisory authority having jurisdiction in the premises an involuntary proceeding against the Property Manager or the Special Servicer under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, which action shall not have been dismissed for a period of 60 days; or

                  (vi) the Property Manager or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

                  (vii) the Property Manager or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any action in furtherance of the foregoing; or

                  (viii) the Property Manager or the Special Servicer shall assign any of its obligations hereunder to any other Person (other than any such assignment permitted by the terms hereof); or

                  (ix) the Issuer or the Indenture Trustee shall have received written notice from any Rating Agency that the continuation of the Property Manager or the Special Servicer in such capacity would result in a downgrade, qualification or withdrawal of any rating then assigned by such Rating Agency to any Grantor Trust Certificate without regard to the MBIA Policy; or

                  (x) at any time on or after the Payment Date in September 2001, the average of the Cashflow Coverage Ratios for any Payment Date and the two preceding Payment Dates (or (i) for the second Payment Date, the Cashflow Coverage Ratio for such Payment Date and (ii) for the third Payment Date, the average of the Cashflow Coverage Ratios for such Payment Date and the previous Payment Date) is less than 1.15; or

                  (xi) any financial covenant of the Property Manager or the Special Servicer set forth in Section 1.4 is breached; or

                  (xii) any failure by the Property Manager or the Special Servicer to observe any of its reporting requirements, which failure remains unremedied for 15 days; or

                  (xiii) a material adverse change occurs with respect to the Property Manager or the Special Servicer, which remains unremedied for 30 days; or

                  (xiv) the Certificate Insurer pays a claim under the MBIA Policy; or

                  (xv) the Three Month Average Delinquency Rate on any Payment Date exceeds either (i) 10%, if no 10% Tenant is 90 or more days delinquent in respect of any of the Monthly Lease Payments (other than Percentage Rent being contested by the Tenant) or (ii) 15% if any 10% Tenant is 90 or more days delinquent in respect of any of its Monthly Lease Payments (other than Percentage Rent being contested by the Tenant); or

                  (xvi) the Issuer fails to retire all of the Notes by the Stated Maturity.

         The "Three Month Average Delinquency Rate" for any Payment Date is the average of the Delinquency Rate for such Payment Date and the preceding two Payment Dates.

         The "Delinquency Rate" for any Payment Date is a fraction, expressed as a percentage, the numerator of which is the aggregate Allocated Loan Amount of all Properties for which any related Monthly Lease Payment (other than Percentage Rent being contested by a Tenant) is more than 90 days delinquent as of the end of the related Collection Period and the denominator of which is the aggregated Allocated Loan Amount of all of the Properties.

         A "10% Tenant" means, as of any date of determination, a Tenant which is the lessee of Properties which comprise more than 10% of the aggregate Allocated Loan Amount.

         The Property Manager or the Special Servicer will notify the Issuer, the Indenture Trustee, the Grantor Trust Trustee and the Certificate Insurer of the occurrence of a Replacement Event or an event which, with the giving of notice or the expiration of any cure period, or both, would constitute a Replacement Event promptly upon obtaining knowledge thereof.

         (b) Upon the occurrence of a Replacement Event, the Indenture Trustee, with consent of the Certificate Insurer (so long as no Certificate Insurer Default is then continuing), may, and at the direction of the Certificate Insurer (so long as no Certificate Insurer Default is then continuing), shall terminate the Property Manager and/or the Special Servicer, by written notice to the Property Manager and/or Special

Servicer, and appoint a Replacement Property Manager and/or Replacement Special Servicer acceptable to the Certificate Insurer (so long as no Certificate Insurer Default is then continuing). So long as no Master Servicer Default or Back-up Servicer Default, as applicable, has occurred, the Master Servicer or Back-up Servicer, as applicable, shall be the Replacement Property Manager and/or Replacement Special Servicer unless and until the Issuer obtains a Replacement Property Manager and/or Replacement Special Servicer, as applicable, acceptable to the Certificate Insurer in its sole discretion. From and after the receipt by the Property Manager or the Special Servicer of such written notice and if a successor property manager is not immediately named, all authority and power of the Property Manager or the Special Servicer under this Agreement, whether with respect to the Issuer or the Properties or the Leases or otherwise, shall pass to and be vested in the Indenture Trustee pursuant to and under this Section, and, without limitation, the Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Property Manager, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Properties, the Leases and related documents, or otherwise. The Property Manager and the Special Servicer agrees that, if it is terminated pursuant to this Section, it shall promptly (and in any event not later than ten Business Days subsequent to its receipt of the notice of termination) provide the Indenture Trustee or the Replacement Property Manager or Replacement Special Servicer, as applicable, with all documents and records requested thereby to enable the Indenture Trustee or the Replacement Property Manager or Replacement Special Servicer, as applicable, to assume the Property Manager's or Special Servicer's functions hereunder, and shall cooperate with the Indenture Trustee or the Replacement Property Manager or Replacement Special Servicer, as applicable, in effecting the termination of its responsibilities and rights hereunder, including the transfer within two Business Days to the Indenture Trustee for administration by it of all cash amounts which shall at the time be or should have been credited to the Collection Account or thereafter be received by or on behalf of it with respect to any Lease or Property (provided, however, that the Property Manager and the Special Servicer shall, if terminated pursuant to this Section, continue to be obligated for or entitled to pay or receive all amounts accrued or owing by or to it under this Agreement on or prior to the date of such termination). Any costs or expenses in connection with any actions to be taken by the Property Manager or the Special Servicer, as applicable, pursuant to this paragraph shall be borne by the Property Manager or the Special Servicer, as applicable.

         3.7. Indenture Trustee to Act; Appointment of Successor.

         In the event that the Indenture Trustee becomes the Replacement Property Manager and/or Replacement Special Servicer in accordance with Section 3.6, the Indenture Trustee shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Property Manager or the Special Servicer, as applicable, by the terms and provisions hereof; provided that any failure to perform such duties or responsibilities caused by the Property Manager's or Special Servicer's failure to cooperate or to provide information or monies required by Section 3.6 shall not be considered a default by the Indenture Trustee hereunder. Neither the Indenture Trustee nor any other successor shall be liable for any of the representations and warranties of the terminated party or for any losses incurred by the terminated party. As compensation therefore, the Indenture Trustee shall be entitled to all fees and other compensation which the terminated party would have been entitled to for future services rendered if the terminated party had continued to act hereunder. No appointment of a Replacement Property Manager or Replacement Special Servicer, as applicable, hereunder shall be effective until the assumption of the successor to such party of all its responsibilities, duties and liabilities hereunder, and pending such appointment and assumption, the Indenture Trustee shall act in such capacity as herein provided. In connection with any such appointment and assumption, the Indenture Trustee may make such arrangements for the compensation, which shall accrue from the date of such appointment and assumption, of such successor out of payments on the Leases or otherwise as it, the Certificate Insurer and such successor shall agree. The Issuer, the Indenture Trustee, such successor and each other party hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

         3.8. Assignment; Beneficiaries. No party to this Agreement shall assign its rights and/or obligations under this Agreement (except, in the case of the Issuer, to the Indenture Trustee in accordance with the Indenture) without the prior written consent of the other parties hereto and the Certificate Insurer. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Issuer, the Indenture Trustee, the Certificate Insurer, the Noteholders and the Certificateholders. No other person, including any Tenant, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

         3.9. Notices. All notices required or permitted by this Agreement shall be in writing and shall be sent by facsimile confirmed by the sender when followed by U.S. mail, mailed no later than the following day or by registered or certified mail, or by overnight courier service, addressed in the case of:

Issuer:

USRP Funding 2001-A, L.P.
12240 Inwood Road, Suite 300
Dallas, Texas 75244
Attention.: Asset Management Department
Telephone: (972) 387-1487
Facsimile: (972) 490-9119

Master Servicer and Back-up Servicer:

Hudson Advisors, LLC

600 North Pearl Street, Suite 1500
Dallas, Texas 75201
Attention: Management Department
Telephone: (214) 754-8400
Facsimile: (214) 754-8402

Property Manager and Special Servicer:

U.S. Restaurant Properties Operating L.P.

12240 Inwood Road, Suite 300
Dallas, Texas 75244
Attention.: Asset Management Department
Telephone: (972) 387-1487
Facsimile: (972) 490-9119

Indenture Trustee and Grantor Trust Trustee:

Wells Fargo Bank Minnesota, National Association
11000 Broken Land Parkway
Columbia, Maryland 21044-3562
Attention: Corporate Trust Services (CMBS) - USRP Funding 2001-A
Telephone: 410-884-2000
Facsimile: 410-884-2360

or to such other address and facsimile number as shall, from time to time, have been designated by written notice by such party given to the other parties as herein provided.

         3.10. Sub-Servicing Agreements.

         (a) The Property Manager and the Special Servicer may delegate their respective management and servicing obligations in respect of the Leases and Properties managed and serviced thereby to one or more third-party property managers (each, a "Sub-Manager"), including to any affiliate of the Property Manager or Special Servicer; provided that the Certificate Insurer has consented and the Property Manager or Special Servicer, as the case may be, remain obligated under this Agreement. The Property Manager or Special Servicer shall be solely liable for all fees owed by it to any Sub-Manager, irrespective of whether its compensation pursuant to this Agreement is sufficient to pay such fees. Each sub-management agreement between the Property Manager or Special Servicer, as the case may be, and a Sub-Manager (a "Sub-Management Agreement") shall (i) provide that if for any reason such Property Manager or Special Servicer is no longer acting in such capacity, the Indenture Trustee, the Back-up Servicer or any successor to such Property Manager or Special Servicer may assume such party's rights and obligations under such Sub-Management Agreement or terminate such Sub-Management Agreement without payment of a fee;
(ii) not permit the Sub-Manager to enter into or consent to any modification, waiver or amendment or otherwise take any action on behalf of the Property Manager or the Special Servicer, without the consent of the Property Manager or the Special Servicer, as applicable; (iii) provide that the Issuer, the Indenture Trustee, the other parties hereto and, as and to the extent provided herein, the third party beneficiaries hereof shall be third party beneficiaries under such agreement, but that none of the Issuer, the Indenture Trustee, the Certificate Insurer, any other party hereto, any successor Property Manager or Special Servicer, as the case may be, any Noteholder or any other third party beneficiary hereof shall have any duties under such agreement or any liabilities arising therefrom; (iv) permit any purchaser of a Property pursuant to this Agreement, the Indenture or the Contribution Agreement to terminate such Sub-Management Agreement with respect to such purchased Property at its option and without penalty, and (v) not permit the Sub-Manager any rights of indemnification that may be satisfied out of the Collateral.

         The Property Manager and the Special Servicer shall each deliver to the Issuer, the Grantor Trust Trustee and the Indenture Trustee copies of all Sub-Management Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. The Property Manager and the Special Servicer each shall notify the other, the Issuer, the Master Servicer, the Certificate Insurer, the Back-up Servicer, the Grantor Trust Trustee and the Indenture Trustee in writing promptly of the appointment by it of any Sub-Manager.

         (b) The Property Manager and the Special Servicer, for the benefit of the Issuer, shall (at no expense to the Issuer or the Indenture Trustee) monitor the performance and enforce the obligations of their respective Sub-Managers under the related Sub-Management Agreements. Such enforcement, including the legal prosecution of claims, termination of Sub-Management Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Property Manager or the Special Servicer, as applicable, in its good faith and reasonable judgment, would require were it the owner of the Properties. Subject to the terms of the related Sub-Management Agreement, the Property Manager and the Special Servicer shall each have the right to remove a Sub-Management retained by it at any time it considers such removal to be in the best interests of the Issuer.

         (c) Notwithstanding any Sub-Management Agreement, the Property Manager and the Special Servicer shall remain obligated and liable to the Issuer, the Indenture Trustee and each other for the performance of their respective obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if each alone were servicing and administering the Properties and Leases for which it is responsible.

         3.11. Issuer Debts. Nothing contained in this Agreement shall be deemed or construed to create a partnership or joint venture between the Issuer and the Master Servicer, the Back-up Servicer, the Property Manager or the Special Servicer or to cause the Master Servicer, the Back-up Servicer, the Property Manager or the Special Servicer to be responsible in any way for the debts or obligations of the Issuer or any other party (but nothing contained herein shall affect the Property Manager's responsibility to transmit payments for the account of the Issuer as provided herein), it being the intention of the parties that the only relationship hereunder is that of agent and principal, and the Property Manager shall not represent to anyone that its relationship to Issuer is other than that set forth herein.

         3.12. Fidelity Bond; Errors and Omissions Policy. Each of the Property Manager and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which a Specially Managed Property exists as part of the Collateral) keep in force with a Qualified Insurer having a claims paying ability rated at least "A-" by A.M. Best's Key Rating Guide and at least "AA-" by S&P, a fidelity bond in such form and amount as would not adversely affect any rating assigned by any Rating Agency to the Grantor Trust Certificates (as evidenced in writing from each Rating Agency). Each of the Property Manager and the Special Servicer shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Property Manager or the Special Servicer, as the case may be. Such fidelity bond shall provide that it may not be canceled without ten days' prior written notice to the Issuer and the Indenture Trustee.

         Each of the Property Manager and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which a Specially Managed Property) also keep in force with a Qualified Insurer having a claims-paying ability rated at least "A-" by A.M. Best's Key Rating Guide and at least "AA-" by S&P, a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers, employees and agents in connection with its servicing obligations hereunder, which policy or policies shall name the Indenture Trustee as an additional insured be in such form and amount as would not adversely affect any rating assigned by any Rating Agency to the Grantor Trust Certificates (as evidenced in writing from each Rating Agency). Each of the Property Manager and the Special Servicer shall be deemed to have complied with the foregoing provisions if an Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to the Property Manager or the Special Servicer, as the case may be. Any such errors and omissions policy shall provide that it may not be canceled without ten days' prior written notice to the Issuer and the Indenture Trustee.

         3.13. Merger, Consolidation or Conversion of the Master Servicer, the Back-up Servicer, the Property Manager and the Special Servicer. Subject to the following paragraph, the Master Servicer, the Back-up Servicer, the Property Manager and the Special Servicer shall each keep in full effect its existence, rights and franchises as a partnership, corporation, bank or association under the laws of the jurisdiction of its formation, and each will obtain and preserve its qualification to do business as a foreign partnership, corporation, bank or association in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Leases and to perform its respective duties under this Agreement.

         Each of the Master Servicer, the Back-up Servicer, the Property Manager and the Special Servicer may be merged or consolidated with or into any Person, or may transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Master Servicer, the Back-up Servicer, the Property Manager or the Special Servicer is a party, or any Person succeeding to the business of the Master Servicer, the Back-up Servicer, the Property Manager, will be the successor of the Master Servicer, the Back-up Servicer, the Property Manager or the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no successor or surviving Person shall succeed to the rights of the Master Servicer, the Back-up Servicer, the Property Manager or the Special Servicer unless such succession will not result in any withdrawal, downgrade or qualification of the rating then assigned by any Rating Agency to the Grantor Trust Certificates (as confirmed in writing by each Rating Agency to the Issuer, the Grantor Trust Trustee and the Indenture Trustee and the consent of the Certificate Insurer has been obtained).

         3.14. Limitation on Liability of the Master Servicer, the Back-up Servicer, the Property Manager and the Special Servicer. None of the Master Servicer, the Back-up Servicer, the Property Manager, the Special Servicer or any director, officer, employee, agent or control person of either of them shall be under any liability to the Issuer, the Indenture Trustee, the Grantor Trust Trustee, the Certificate Insurer or the holders of the Notes for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgement; provided, however, that this provision shall not protect the Master Servicer, the Back-up Servicer, the Property Manager or the Special Servicer against any liability to the Issuer, the Certificate Insurer, the Grantor Trust Trustee or the Indenture Trustee for the breach of a representation, warranty or covenant made herein, or against any expense or liability specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties hereunder. The Master Servicer, the Back-up Servicer, the Property Manager and the Special Servicer and any director, officer, employee, agent or control person of the Master Servicer, the Back-up Servicer, the Property Manager or the Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Master Servicer, the Back-up Servicer, the Property Manager, the Special Servicer and any director, officer, employee, agent or Controlling Person of them shall be entitled to indemnification by the Issuer, payable out of the Collection Account in accordance with Section 3.2(b) of the Indenture, against any loss, liability or expense incurred in connection with any legal action that relates to this Agreement or the Indenture, provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of misfeasance, bad faith or negligence in the performance of its obligations or duties under this Agreement. Neither the Master Servicer, the Back-up Servicer, the Property Manager nor the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, except in the case of a legal action the costs of which it is specifically required hereunder to bear, in its opinion does not involve it in any ultimate expense or liability; provided, however, that each of the Master Servicer, the Back-up Servicer, the Property Manager and the Special Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties hereto and the interests of the Issuer hereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, shall be expenses, costs and liabilities of the Issuer, and the Master Servicer, the Back-up Servicer, the Property Manager and the Special Servicer shall be entitled to be reimbursed therefor from the Collection Account as provided in Section 3.02 of the Indenture.

         3.15. Master Servicer, Back-up Servicer, Property Manager and Special Servicer Not to Resign. Except as set forth in Section 2.1(a), none of the Master Servicer, the Back-up Servicer, the Property Manager or the Special Servicer shall resign from the obligations and duties hereby imposed on it, except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer, the Back-up Servicer, the Property Manager or the Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by the Master Servicer, the Back-up Servicer, the Property Manager or the Special Servicer, as the case may be, at the date of this Agreement. Any such determination permitting the resignation of the Master Servicer, the Back-up

Servicer, the Property Manager or the Special Servicer, as applicable, shall be evidenced by an Opinion of Counsel to such effect which shall be delivered to the Issuer, the Certificate Insurer, the Grantor Trust Trustee and the Indenture Trustee. No such resignation shall become effective until the Indenture Trustee or another successor shall have assumed the responsibilities and obligations of the resigning party hereunder. Notwithstanding the foregoing, each of the Master Servicer, the Back-up Servicer, the Property Manager and the Special Servicer may cause all of the obligations and duties imposed on it by this Agreement to be assumed by, and may assign its rights, benefits or privileges hereunder with the prior written approval of the Issuer, the Certificate Insurer and the Indenture Trustee, to an Affiliate or a servicer that is not an Affiliate, upon its delivery to the Issuer, the Grantor Trust Trustee and the Indenture Trustee of written confirmation from each Rating Agency that such a transfer and assignment will not result in the downgrade, qualification or withdrawal its then-current rating of the Certificates, without giving effect to the MBIA Policy, and the assumption by the assignee of all of the obligations and duties of the Master Servicer, the Back-up Servicer, the Property Manager and/or the Special Servicer, as applicable. Upon any such assignment and assumption by the assignee of all of the obligations of the Master Servicer, the Back-up Servicer, the Property Manager and/or the Special Servicer, the assignor shall be relieved from all liability hereunder for acts or omissions of the Master Servicer, the Back-up Servicer, the Property Manager and/or the Special Servicer, as applicable, occurring after the date of the assignment and assumption.

         Except as expressly provided herein, none of the Master Servicer, the Back-up Servicer, the Property Manager or the Special Servicer shall assign or transfer any of its rights, benefits or privileges hereunder to any other Person or delegate to or subcontract with, or authorize or appoint, any other Person to perform any of the duties, covenants or obligations to be performed by it hereunder, or cause any other Person to assume such duties, covenants or obligations. If, pursuant to any provision hereof, the duties of the Master Servicer, the Back-up Servicer, the Property Manager or the Special Servicer are transferred by an assignment and assumption to a successor thereto, the entire amount of compensation payable to the Master Servicer, the Back-up Servicer, the Property Manager or the Special Servicer, as the case may be, that accrues pursuant hereto from and after the date of such transfer shall be payable to such successor.

         3.16. Appointment of Advisor. If the Issuer fails to provide a Commitment Letter to the Certificate Insurer by February 26, 2006, the Certificate Insurer may appoint an advisor (the "Advisor") to oversee (but not direct) the activities of the Special Servicer. Each of the Property Manager and the Special Servicer, as the case may be, shall furnish any Advisor such information with respect to the Leases and Properties as such Advisor shall reasonably request in connection with the performance of its duties and which the Property Manager or the Special Servicer, as the case may be, can reasonably provide.

         3.17. Master Servicer, Back-up Servicer, Property Manager or Special Servicer as Owner of Bonds. The Master Servicer or an Affiliate of the Master Servicer, the Back-up Servicer or an Affiliate of the Back-up Servicer, the Property Manager or an Affiliate of the Property Manager, or the Special Servicer or an Affiliate of the Special Servicer, may become the holder of any Note, Grantor Trust Certificate or Limited Partnership Interest with the same rights it would have if it were not the Master Servicer, the Back-up Servicer, the Property Manager or the Special Servicer or an Affiliate thereof. If, at any time during which the Master Servicer, the Back-up Servicer, the Property Manager or the Special

Servicer or an Affiliate of the Master Servicer, the Back-up Servicer, the Property Manager or the Special Servicer is the holder of any Note, Grantor Trust Certificate or Limited Partnership Interest, the Master Servicer, the Back-up Servicer, the Property Manager or the Special Servicer proposes to take action (including for this purpose, omitting to take action) that (i) is not expressly prohibited by the terms hereof and would not, in the Master Servicer's, the Back-up Servicer's, the Property Manager's or the Special Servicer's good faith judgment, violate the Servicing Standard, and (ii) if taken, might nonetheless, in the Master Servicer's, the Back-up Servicer's, the Property Manager's or the Special Servicer's good faith judgment, be considered by other Persons to violate the Servicing Standard, the Master Servicer, the Back-up Servicer, the Property Manager or the Special Servicer may (but need not) seek the approval of the Certificate Insurer and the holders of the Notes and the Limited Partnership Interests to such action by delivering to the Issuer, the Certificate Insurer and the Indenture Trustee a written notice that
(a) states that it is delivered pursuant to this Section 3.17, (b) identifies the amount of Notes, Grantor Trust Certificate and Limited Partnership Interests beneficially owned by the Master Servicer, the Back-up Servicer, the Property Manager or the Special Servicer or an Affiliate of the Master Servicer, the Back-up Servicer, the Property Manager or the Special Servicer, as applicable, and (c) describes in reasonable detail the action that the Master Servicer, the Back-up Servicer, the Property Manager or the Special Servicer, as the case may be, proposes to take. Upon receipt of such notice, the Indenture Trustee shall forward it to the holders of the Notes, the Certificate Insurer and the Issuer shall forward it to the holders of the Limited Partnership Interests (in each case other than the Master Servicer and its Affiliates, the Back-up Servicer and its Affiliates, the Property Manager and its Affiliates or the Special Servicer and its Affiliates, as appropriate), together with such instructions for response as the Indenture Trustee and the Issuer, respectively, shall reasonably determine. If at any time, the Certificate Insurer holders of Notes representing greater than 50% of the Note Principal Balance of the Outstanding Notes and holders of Limited Partnership Interests representing greater than 50% of the Limited Partnership Interests (calculated without regard to the Notes and the Limited Partnership Interests beneficially owned by the Master Servicer or its Affiliates, the Back-up Servicer or its Affiliates, the Property Manager or its Affiliates or the Special Servicer or its Affiliates) shall have separately consented in writing to the proposal described in the written notice, and if the Master Servicer, the Back-up Servicer, the Property Manager or the Special Servicer shall act as proposed in the written notice, such action shall be deemed to comply with the Servicing Standard. Each of the Issuer and the Indenture Trustee shall be entitled to reimbursement from the Master Servicer, the Back-up Servicer, the Property Manager or the Special Servicer, as applicable, for the reasonable expenses incurred by it pursuant to this paragraph. It is not the intent of the foregoing provision that the Master Servicer, the Back-up Servicer, the Property Manager or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, but rather in the case of unusual circumstances.

         3.18. Master Servicer and Back-up Servicer Defaults.

         Any of the following events shall constitute a default hereunder with respect to the Master Servicer and/or the Back-up Servicer (a "Master Servicer and/or Back-up Servicer Default"):

                  (i) any failure on the part of the Master Servicer or the Back-up Servicer duly to observe or perform any of the covenants or agreements on the part of the Master Servicer or the

         Back-up Servicer contained in this Agreement (other than those described under (viii) below) which continues unremedied for the applicable cure period or, if no such cure period, 30 days; or

                  (ii) any breach on the part of the Master Servicer or the Back-up Servicer of any representation or warranty contained in this Agreement; or

                  (iii) there shall have been commenced before a court or agency or supervisory authority having jurisdiction in the premises an involuntary proceeding against the Master Servicer or the Back-up Servicer under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, which action shall not have been dismissed for a period of 60 days; or

                  (iv) the Master Servicer or the Back-up Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

                  (v) the Master Servicer or the Back-up Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any action in furtherance of the foregoing; or

                  (vi) the Master Servicer or the Back-up Servicer shall assign any of its obligations hereunder to any other Person (other than any such assignment permitted by the terms hereof); or

                  (vii) the Issuer or the Indenture Trustee shall have received written notice from any Rating Agency that the continuation of the Master Servicer or the Back-up Servicer in such capacity would result in a downgrade, qualification or withdrawal of any rating then assigned by such Rating Agency to any Grantor Trust Certificate without regard to the MBIA Policy; or

                  (viii) any financial covenant of the Master Servicer or the Back-up Servicer is breached; or

                  (ix) a material adverse change occurs with respect to the Master Servicer or the Back-up Servicer, which remains unremedied for 30 days; or

                  (x) any change of ownership or change of control of the Master Servicer or Back-up Servicer.

                                   ARTICLE IV
                                  Miscellaneous

         4.1. Miscellaneous.

         (a) This Agreement shall constitute the entire agreement between the parties hereto and no modification thereof shall be effective unless made by supplemental agreement in writing executed by the parties hereto.

         (b) If any one or more of the provisions of this Agreement, or the applicability of any such provision to a specific situation shall be held invalid or unenforceable, such provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of this Agreement and all other applications of such provisions shall not be affected thereby.

         (c) Unless the context clearly requires otherwise, the singular number herein shall include the plural, the plural number shall include the singular and any gender shall include all genders. Titles and captions herein shall not affect the construction of this Agreement.

         (d) This Agreement may not be amended, terminated, supplanted or superceded without the prior written consent of each of the parties hereto and the Certificate Insurer.

         (e) The Certificate Insurer shall be a third party beneficiary to this Agreement, entitled to enforce the provisions hereof as if a party hereto.

         4.2. Choice of Law.

         THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         4.3. Venue; Jurisdiction. Any action or proceeding against any of the parties hereto relating in any way to this Agreement may be brought and enforced in the courts of the State of New York sitting in the borough of Manhattan or of the United States District Court for the Southern District of New York and each of the parties hereto irrevocably submits to the Jurisdiction of each such court in respect of any such action or proceeding. Each of the parties hereto hereby waives, to the fullest extent permitted by law, any right to remove any such action or proceeding by reason of improper venue or inconvenient forum.

         4.4. Term. This Agreement shall remain in full force and effect until terminated by mutual agreement of the parties hereto with the consent of the Certificate Insurer, and if not terminated before the Final Payment Date, shall terminate on the Final Payment Date; provided, however, that USRPO's term as Property Manager and Special Servicer will expire on February 26, 2002, unless the Certificate Insurer, in its sole discretion, extends such term until August 26, 2008. In the event that the Certificate Insurer does not extend USRPO's term as Property Manager and Special Servicer, unless a Master Servicer Default has occurred and is continuing, the Master Servicer will succeed to all of the responsibilities, duties and obligations of the Property Manager and the Special Servicer under this Agreement, unless and until the Issuer obtains a replacement Property Manager and Special Servicer acceptable to the Certificate Insurer in its sole discretion.

         4.5. Non-Petition. Each of the parties hereto agrees that, prior to the date that is one year and one day after the payment in full of all amounts payable with respect to the Notes, it will not institute against the Issuer or its general partner, or join any other Person in instituting against the Issuer or its general partner, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under the laws of the United States or any state of the United States. This Section 4.5 shall survive the termination of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument executed by their duly authorized representatives.

                                   USRP FUNDING 2001-A, L.P.
                                     By: USRP (SFGP), LLC, its general partner



                                   By:
                                      -----------------------------------------
                                   Name:
                                   Title:


                                   HUDSON ADVISORS, LLC

                                   By:
                                      -----------------------------------------
                                   Name:
                                   Title:


                                   U.S. RESTAURANT PROPERTIES OPERATING L.P.
                                     By: USRP MANAGING, INC.,
                                         its general partner

                                   By:
                                      -----------------------------------------
                                   Name:
                                   Title:

                                   WELLS FARGO BANK MINNESOTA, N.A.
                                   as Indenture Trustee

                                   By:
                                      -----------------------------------------
                                   Name:
                                   Title:

                                    EXHIBIT A

                         FORM OF PROPERTY MANAGER REPORT

                                   APPENDIX A

                                  DEFINED TERMS

         "10% Tenant" shall have the meaning set forth in Section 3.6(a) of the Agreement.

         "Advisor" shall have the meaning set forth in Section 3.16 of the Agreement.

         "Affiliate" means, with respect to any Person, any other Person (i) directly or indirectly controlling or controlled by or under direct or indirect common control with such Person or (ii) directly or indirectly owning or holding five percent (5%) or more of the Capital Stock in such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agent" means Banc of America Mortgage Capital Corporation.

         "Agreement" means the Amended and Restated Property Management Agreement, dated as of August 1, 2001, among the Issuer, the Master Servicer, the Back-up Servicer, the Property Manager, the Special Servicer and the Indenture Trustee.

         "Asset Disposition" means any disposition (including pursuant to a Sale and Leaseback Transaction) of any or all of the Property (including without limitation the Capital Stock of a Subsidiary) of any Consolidated Party whether by sale, lease (other than in the ordinary course of business), licensing, transfer or otherwise, but other than pursuant to any casualty or condemnation event.

         "Asset Value" shall have the meaning set forth in Section 1.4(b)(vi) of the Agreement.

         "Back-up Servicer" means Hudson Advisors, LLC, a Delaware limited liability company.

         "Back-up Servicer Default" shall have the meaning set forth in Section
3.18 of the Agreement.

         "Back-up Servicing Fee" shall have the meaning set forth in Section 3.1(a) of the Agreement.

         "BK Assets" means those Real Properties which are 100% owned by the Consolidated Parties as of the Closing Date (but not purchased following the Closing Date) with respect to which there exists a currently effective franchise agreement with Burger King Corporation.

         "Borrower" means USRPO and USRP Funding 2001-A, L.P.

         "Breach" shall have the meaning set forth in Section 1.3(c) of the Agreement.

         "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina, Minneapolis, Minnesota, Columbia, Maryland or New York, New York are authorized or required by law to close, except that, when used in connection with determinations of LIBOR, such day shall also be a LIBOR Business Day.

         "Capital Lease" means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person.

         "Capitalized Lease Obligations" means Indebtedness represented by obligations under a Capital Lease, and the amount of such Indebtedness is the capitalized amount of such obligations determined in accordance with GAAP.

         "Capital Stock" means (i) in the case of a corporation, capital stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Cash Equivalents" means, as of any date, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United Stated is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) Dollar denominated time deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or
(iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through
(e).

         "Change of Control" means any of the following events: (a) the sale, lease, transfer or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Borrower and its Subsidiaries taken as a whole to any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act), or (b) the USRP REIT shall fail to own directly 80% of the outstanding Capital Stock of either Borrower. As used herein, "beneficial ownership" shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act.

         "Consolidated EBITDA" means, as of any date for the four fiscal quarter period most recently existing on or prior to such date, the sum of (i) Consolidated Net Income, plus (or minus, as applicable) (ii) an amount which, in the determination of Consolidated Net Income, has been deducted for (A) interest expense, (B) total Federal, state, local and foreign income taxes, (C) depreciation and amortization expense, (D) extraordinary gains (losses) and gains (losses) from sales of assets for such period, (E) all straight line rent leveling adjustments (as reported in the consolidated financial statements of the Consolidated Parties, (G) amounts incurred by the Consolidated Parties for such period "impairment of long lived assets," and (H) amounts denoted by the Consolidated Parties as "provisions(s) for doubtful accounts," in each case without duplication and as determined in accordance with GAAP; provided, that,
(i) each of the above calculations shall include, without duplication, any amounts attributable to any interests held by any Consolidated Party in any Minority Interest Entity and (ii) all amounts included in the above calculations (and not otherwise adjusted to account for Outside Interests) shall be adjusted to deduct therefrom the pro rata share of such amounts allocable to Outside Interests. Furthermore, the calculation of "Consolidated EBITDA" will exclude gains or losses associated with FASB 133 that are non-cash charges.

         "Consolidated Interest Expense" means, as of any date for the four fiscal quarter period most recently ending on or prior to such date, the sum of
(i) interest expense (including the amortization of debt discount and premium, the interest component under Capital Leases and the implied interest component under Synthetic Leases) of the Consolidated Parties on a consolidated basis, as determined in accordance with GAAP, plus (ii) without duplication, interest expense (including the amortization of debt discount and premium, the interest component under Capital Leases and the implied interest component under Synthetic Leases), as determined in accordance with GAAP, of each Minority Interest Entity multiplied by the respective Minority Interest of each such entity, provided, that in each case, all of the above amounts not otherwise adjusted to account for Outside Interests shall be adjusted to deduct therefrom the pro rata share of such amounts allocable to the Outside Interests.

         "Consolidated Net Income" means, as of any date for the four fiscal quarter period most recently ending on or prior to such date, (i) net income (excluding extraordinary items) of the Consolidated Parties on a consolidated basis after interest expense, income, value added and similar taxes and depreciation and amortization, all as determined in accordance with GAAP, plus
(ii) without duplication, an amount equal to the aggregate of net income (excluding extraordinary items) after interest expense, income, value added and similar taxes and depreciation and amortization, as determined in accordance with GAAP, of each Minority Interest Entity multiplied by the respective Minority Interest of each such entity; provided, that in each case, all of the above amounts not otherwise adjusted to account for Outside Interests shall be adjusted to deduct therefrom the pro rata share of such amounts allocable to the Outside Interests.

         "Consolidated Parties" means a collective reference in USRP, USRPO and each of their Subsidiaries, and "Consolidated Party" means any one of them.

         "Consolidated Scheduled Funded Debt Payments" means, as of any date for the four fiscal quarter period most recently ended on or prior to such date, the sum of (i) all scheduled payments of principal on Funded Indebtedness of the Consolidated Parties on a consolidated basis (including, without limitation, (a) the implied principal component of payments due on Capital Leases and Synthetic Leases, (b) all dividends paid on the preferred Capital Stock of any Consolidated Party and (c) payments made in connection with any ground leases, but excluding voluntary prepayments or mandatory prepayments required pursuant to Section 3.3 of the Credit Agreement dated January 9, 2001, among USRPO and the Issuer, as Borrower, USRP Managing, Inc., the General Partner, as a Guarantor, certain subsidiaries of the Borrower and General Partner of the Borrower, as Guarantors, the Lenders, Banc of America Mortgage Capital Corporation, as Agent and Banc of America Securities LLC, as Arranger (the "Credit Agreement"), and any scheduled balloon, bullet or similar principal payment repaying the related underlying principal Indebtedness in full), as determined in accordance with GAAP, plus (ii) without duplication, all scheduled payments of principal on Funded Indebtedness, as determined in accordance with GAAP, of each Minority Interest Entity, multiplied by the respective Minority Interest of each such entity, provided, that in each case, all of the above amounts not otherwise adjusted to account for Outside Interests shall be adjusted to deduct therefrom the pro rata share of such amounts allocable to the Outside Interests.

         "Contingent Obligation" means, with respect to any Person, any obligation of such Person to guarantee or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly (exclusive of any non-material contractual indemnities and non-material guarantees of non-monetary obligations which have not yet been called on or quantified), including, without limitation, (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (b) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, (c) any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor,
(ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital, equity capital, net worth or other balance sheet condition or any income statement condition of the primary obligor or otherwise to maintain the solvency of the primary obligor,
(iii) to purchase, lease or otherwise acquire property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof, (d) any residual obligation or liability of such Person under any Synthetic Lease or any other off-balance sheet financing, or (e) any obligation of such Person in connection with any derivative transaction, hedging transaction (including, without limitation, any Hedging Agreements), takeout commitment or forward equity commitment. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the agreement, instrument or other document evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person in required to perform thereunder), as determined by such Person in good faith. Contingent Obligation shall not include the following obligations or liabilities of the General Partner, the Borrower or any other Subsidiaries thereof (including any Special Purpose Entity) to the extent incurred in connection with a Securitization Asset Sale: reasonable and customary obligations of the General Partner, the Borrower or any other Subsidiaries thereof with respect to (i) the servicing of any assets which are the subject of such Securitization Asset Sale,
(ii) administrative and ministerial matters relating to any applicable Special Purpose Entity, (iii) maintenance of the corporate separateness of any such Special Purpose Entity from that of the General Partner and its other Subsidiaries and (iv) the guaranty of payment of fees of any Person acting as a trustee in connection with such Securitization Asset Sale and indemnification obligations owing to any such Person. In addition, the ownership of a Subordinated Interest shall not be deemed to give rise to any Contingent Obligation on the part of the owner thereof. Further, Contingent Obligations shall not include liabilities of the General Partner, Borrower or any Consolidated Party (i) which result solely from the General Partner or such Consolidated Party being a general partner of a Special Purpose Entity that is a limited partnership and is not a Consolidated Party, and (ii) which liabilities are attributable to customary and reasonable non-recourse exceptions, representations and warranties involved with securitization transactions and not related to the creditworthiness of the obligors involved in such transactions (including, without limitation, exceptions for fraud, environmental indemnities and misapplication of proceeds).

         "Corrected Property" shall have the meaning set forth in Section 2.1(d) of the Agreement.

         "Credit Documents" means a collective reference to the Bank of America Credit Agreement and its associated documents and each Joinder Agreement (in each case as the same may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time), and "Credit Document" means any one of them.

         "Credit Parties" means a collective reference to USRPO, the Issuer and the Guarantors, and

         "Credit Party" means any one of them.

         "Deposit Accounts" shall have the meaning set forth in Section 2.14(a) of the Agreement.

         "Delinquency Rate" shall have the meaning set forth in Section 3.6(a) of the Agreement.

         "Document Defect" shall have the meaning set forth in Section 1.3(c) of the Agreement.

         "Dollars" and "$" means dollars in lawful currency of the United
States.

         "Escrow Accounts" shall have the meaning set forth in Section 2.14(b) of the Agreement.

         "FFO" means, for a given period, (a) net earnings of USRP and its Subsidiaries (before minority interests and before extraordinary and non recurring items) for such period minus (or plus) (b) gains (or losses) from debt restructuring and sales of property during such period plus (c) depreciation and amortization of real and personal property assets for such period, and after adjustments for unconsolidated partnerships and joint ventures.

         "FFO Distribution Allowance" shall have the meaning set forth in
Section 1.4(b)(v) of the Agreement.

         "Funded Indebtedness" means, with respect to any Person, without duplication, (i) all Indebtedness of such Person other than Indebtedness of the types referred to in clauses (e), (f), (g), (i), (n) and (p) of the definition of "Indebtedness" set forth herein, (ii) all Funded Indebtedness of others of the type referred to in clause (i) above secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed (or, if less, the aggregate net book value of all Property securing such Funded Indebtedness of others), (iii) all Guaranty Obligations of such Person with respect to Funded Indebtedness of the type referred to in clause (i) above of another Person and (iv) Funded Indebtedness of the type referred to in clause (i) above of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer to the extent such Funded Indebtedness is recourse to such Person.

         "Fixed Charge Coverage Ratio" shall have the meaning set forth in
Section 1.4(b)(iv) of the Agreement.

         "General Partner" means USRP Managing, Inc.

         "Guarantors" means a collective reference to the USRP REIT, the General Partner and each of the Subsidiary Guarantors, together with each of their successors and permitted assigns, and "Guarantor" means any one of them.

         "Guaranty Obligations" means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any Property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made; provided however, that the aggregate amount of the Guaranty Obligations of the parties hereto shall in no event exceed $225,000,000.00.

         "Hedging Agreement" means any interest rate protection agreement or foreign currency exchange agreement.

         "I/O Strip" means an interest in a pool of promissory notes, mortgage loans, or other similar financial assets, issued in connection with a Securitization Asset Sale or otherwise, which entitles the holder to receive a portion of the interest paid on, but not principal repaid in respect of, such financial assets.

         "Indebtedness" means, with respect to any Person, without duplication,
(a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an exiting right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guaranty Obligations of such Person with respect to Indebtedness of another Person, (h) the implied principal component of all obligations of such Person under Capital Leases, including all Capitalized Lease Obligations of such Person, (i) all obligations of such Person under Hedging Agreements, (j) the maximum amount of all performance and standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed),
(k) all preferred Capital Stock issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration (other than as a result of a Change of Control or an Asset Disposition that does not in fact result in a redemption of such preferred Capital Stock) at any time prior to the Stated Maturity, (l) the principal portion of all obligations of such Person under Synthetic Leases, (m) all obligations of such Person to repurchase any securities issued by such Person at any time prior to the Stated Maturity which repurchase obligations are related to the issuance thereof, including, without limitation, obligations commonly known as residual equity appreciation potential shares, (n) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer to the extent such Indebtedness is a recourse to such Person, (or the aggregate amount of uncollected accounts receivable of such Person subject at such time to a sale of receivables (or similar transaction) to the extent such transaction is effected with recourse to such Person (whether or not such transaction would be reflected on the balance sheet of such Person in accordance with GAAP) and (o) all Contingent Obligations of such Person. For purposes of clarification, the ordinary an customary rent obligations of a Person pursuant to the terms of real property lease which is not entered into as a capital or financing lease shall not be included in the calculation of "Indebtedness" hereunder.

         "Indenture" means the Amended and Restated Indenture, dated as of August 1, 2001, among the Issuer, the Indenture Trustee and the Certificate Insurer.

         "Indenture Trustee" means Wells Fargo Bank Minnesota, N.A., a national banking association.

         "Interest Coverage Ratio" shall have the meaning set forth in Section 1.4(b)(iii) of the Agreement.

         "Issuer" means USRP Funding 2001-A, L.P., a Delaware limited partnership.

         "Investment Accounts" means the Deposit Accounts and the Escrow
Accounts.

         "Joinder Agreement" means a Joinder Agreement substantially in the form of Exhibit 7.12 of the Bank of America Credit Agreement and its associated documents executed and delivered by a new Guarantor in accordance with the provisions of Section 7.12 of the Bank of America Credit Agreement.

         "Leverage Ratio" means, as of the end of any fiscal quarter, the ratio of (a) Total Liabilities to (b) Total Tangible Assets as further defined in
Section 1.4(b)(i) of the Agreement.

         "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof); provided, that the term "Lien" shall not refer to or include Negative Pledges.

         "Liquidation Fee" shall have the meaning set forth in Section 3.1(c) of the Agreement.

         "Liquidation Fee Rate" shall have the meaning set forth in Section 3.1(c) of the Agreement.

         "Master Servicer" means Hudson Advisors, LLC, a Delaware limited liability company.

         "Master Servicer Default" shall have the meaning set forth in Section
3.18 of the Agreement.

         "Master Servicing Fee" shall have the meaning set forth in Section 3.1(a) of the Agreement.

         "Minority Interest" means the percentage of the Capital Stock or other equity interest owned by a Consolidated Party in a Minority Interest Entity accounted for pursuant to the equity method of accounting under GAAP.

         "Minority Interest Entity" means any corporation, partnership, association, joint venture or other entity, in each case which is not a Consolidated Party, in which a Consolidated Party owns, directly or indirectly, Capital Stock or any other equity interest.

         "Negative Pledge" means a provision of any agreement (other than this Agreement or any other Credit Document) that prohibits the creation of any Lien on any assets of a Person; provided, however, that an agreement that establishes a maximum ratio of unsecured debt to unencumbered assets, or that otherwise conditions a Person's ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person's ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a "Negative Pledge" for purposes of this Agreement.

         "Operating Lease" means, as applied to any Person, any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any Property (whether real, personal or mixed) which is not a Capital Lease other than any such lease in which that Person is the lessor.

         "Outside Interests" means, at any time, interests in any assets or entities (and, as applicable, the cost thereof, cash and Cash Equivalents held in connection therewith, the income, revenues, interest expense, taxes, depreciation and amortization attributable thereto) owned by entities that are not Consolidated Parties.

         "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) or any Governmental Authority.

         "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "Property Management Fee" shall have the meaning set forth in Section 3.1(b) of the Agreement.

         "Property Manager" means USRPO.

         "Property Manager Report" shall have the meaning set forth in Section
2.12 of the Agreement.

         "Real Properties" means, at any time, a collective reference to each of the facilities and real properties owned, leased or operated by the Consolidated Parties or in which any Consolidated Party has an interest at such time; and "Real Property" means any one of such Real Properties.

         "REIT" means a Person qualifying for treatment as a "real estate investment trust" under the Code.

         "Replacement Event" shall have the meaning set forth in Section 3.6(a) of the Agreement.

         "Replacement Property Manager" shall have the meaning set forth in
Section 3.1(c) of the Agreement.

         "Replacement Special Servicer" shall have the meaning set forth in
Section 3.1(c) of the Agreement.

         "Reserve Agreement" shall have the meaning set forth in Section 2.14(b) of the Agreement.

         "Report Date" shall have the meaning set forth in Section 2.12 of the Agreement.

         "Sale and Leaseback Transaction" means any arrangement pursuant to which any Consolidated Party, directly or indirectly, becomes liable as lessor, guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any Property (a) which such Consolidated Party has sold or transferred (or is to sell or transfer) to a Person which is not a Consolidated Party or (b) which such Consolidated Party intends to use for substantially the same purpose as any other Property which has been sold or transferred (or is to be sold or transferred) by such Consolidated Party to another Person which is not a Consolidated Party in connection with such lease.

         "Secured Indebtedness" means, with respect to any Person, any indebtedness (other than Indebtedness incurred hereunder) that is secured in any manner by any Lien. Indebtedness in respect of Capitalized Lease Obligations shall not be deemed to be Secured Indebtedness. For clarification purposes, (i) any unsecured guaranty given by any Credit Party of secured indebtedness of a Person who is not a Credit Party constitutes Unsecured Indebtedness of such Credit Party giving the guaranty, (ii) any unsecured guaranty given by any Credit Party of the secured indebtedness of another Credit Party constitutes the Secured Indebtedness of the Credit Party directly incurring the secured indebtedness and shall not be calculated as part of the Indebtedness (either Secured or Unsecured) of such Credit Party giving the guaranty (except to the extent that the relevant calculation does not otherwise account for the Indebtedness of the Credit Party directly incurring the underlying secured indebtedness, in which case it shall constitute the Unsecured Indebtedness of the Credit Party giving the guaranty), (iii) any unsecured guaranty given by any Credit Party of the unsecured indebtedness of a Person who is not a Credit Party constitutes the Unsecured Indebtedness of such Credit Party giving the guaranty,
(iv) any unsecured guaranty given by any Credit Party of the unsecured Indebtedness of another Credit Party constitutes the Unsecured Indebtedness of the Credit Party directly incurring such Indebtedness and shall not be calculated as part of the Indebtedness (either Secured or Unsecured) of such Credit Party giving the guaranty (except to the extent that the relevant calculation does not otherwise account for the Indebtedness of the Credit Party directly incurring the underlying unsecured indebtedness, in which case it shall constitute the Unsecured Indebtedness of the Credit Party giving the guaranty,
(v) any secured guaranty given by any Credit Party of secured indebtedness of a Person who is not a Credit Party constitutes Secured Indebtedness of such Credit Party giving the guaranty, (vi) any secured guaranty given by any Credit Party of the secured indebtedness of another Credit Party constitutes the Secured Indebtedness of the Credit Party directly incurring the secured indebtedness and shall not be calculated as part of the Indebtedness (either Secured or Unsecured) of such Credit Party giving the guaranty (except to the extent that the relevant calculation does not otherwise account for the Indebtedness of the Credit Party directly incurring the underlying secured indebtedness in which case it shall constitute the Secured Indebtedness of the Credit Party giving the guaranty), (vii) any secured guaranty given by any Credit Party of the unsecured indebtedness of a Person who is not a Credit Party constitutes the Secured Indebtedness of such Credit Party giving the guaranty, and (viii) any secured guaranty given by any Credit Party of the unsecured Indebtedness of another Credit Party constitutes the Secured Indebtedness of such Credit Party giving the guaranty and shall not be calculated as part of the Indebtedness (either Secured or Unsecured) of the Credit Party directly incurring such Indebtedness (expect to the extent that the relevant calculation does not otherwise account for the Indebtedness of such Credit Party giving the guaranty, in which case it shall constitute the Unsecured Indebtedness of the Credit Party directly incurring the underlying unsecured indebtedness.

         "Securitization Asset Sale" means a transaction consisting of one or more limited recourse or nonrecourse transfers by the Borrower, the General Partner or any of their Subsidiaries, in a Special Purpose Entity, of promissary notes, mortgage loans, net leased real property interests, investment securities representing an interest in or secured by debt or equity tranches of investment securities, chattel paper, leases or other similar financial assets originated by the General Partner, the Borrower or any other Subsidiary thereof, together with any related title or other insurance policies, hedge agreements and other assets directly related to such financial assets, which transfers may properly be, and is, accounted for on the consolidated balance sheet of the General Partner as a sale in conformity with Financial Accounting Standard Board Statement of Financial Accounting Standard No. 140 followed by either (x) limited recourse or nonrecourse sales of such financial assets (or interest therein) by such Special Purpose Entity to one or more Persons the accounts of which would not be required to be consolidated with those of the General Partner in their consolidated financial statements in accordance with GAAP (provided that subordinated interests in such financial assets and I/O strips may be issued or sold to any Person) or (y) the incurrence by such Special Purpose Entity of Indebtedness secured by a Lien encumbering only the assets of such Special Purpose Entity, provided that all of the Indebtedness, liabilities and other obligations of such Special Purpose Entity incurred in connection with such transactions are nonrecourse for the payment or performance thereof to the General Partner, the Borrower or any other Subsidiary (excluding such Special Purpose Entity) other than the following: (a) reasonable and customary obligations of the General Partner, the Borrower or any other Subsidiary with respect to (i) the servicing of any assets which are the subject of such transaction, (ii) administrative and ministerial matters relating to such Special Purpose Entity, (iii) maintenance of the corporate separateness of such Special Purpose Entity from that of the General Partner and its other Subsidiaries, and (iv) the guaranty of payment of fees of any Person acting as a trustee in connection with such transaction and indemnification obligations owing to any such Person (b) reasonable and customary repurchase obligations and other liabilities resulting from the breach of representations, warranties and covenants that are not related to creditworthiness of the obligors on the financial assets the subject of such transactions and (c) limited recourse provisions giving rise to Indebtedness solely to the extent permitted under
Section 8.1 of the Bank of America Credit Agreement. For purposes of this definition, whether an obligation or liability is "reasonable and customary" shall be determined with reference to terms of similar transactions prevailing as of the date hereof.

         "Servicing Standard" shall have the meaning set forth in Section 2.1(c) of the Agreement.

         "Specially Managed Properties" shall have the meaning set forth in
Section 2.1(d) of the Agreement.

         "Special Purpose Entity" means any Person (a) which has a legal structure and capitalization intended to make such entity a "bankruptcy remote" entity and which legal structure and capitalization have been approved in writing by the Agent; (b) which has been organized for the sole purpose of affecting a structured financing; (c) which has no assets other than (i) the financial assets directly acquired in connection with, and which are the subject of, such structured financing, and any related title or other insurance policies, hedge agreements and other assets directly related to such financial assets, (ii) cash and other assets contributed or distributed to such Person, or otherwise acquired by it, in connection with such structured financing, and which assets are retained by such Person either pursuant to the requirements of such structured financing or to permit it to fulfill its obligations under the terms of such structured financing,

(iii) assets which such Person is to (and does in fact) dispose of promptly, and in any event within two Business Days, following such Person's acquisition of such assets, and (iv) in the case of a Securitization Asset Sale, subordinated interests acquired in connection with such Securitization Asset Sale; (d) which has no Indebtedness, liabilities or other obligations other than (i) those directly incurred in connection with such structured financing, (ii) any liabilities resulting from representations and warranties made by such Person with respect to any such financial assets or other assets being transferred by it to another person so long as such representations and warranties (A) are customary or (B) are substantially similar to those made to such Person when such assets were initially transferred to it and (iii) trade payables incurred in the ordinary course of trade or business in an aggregate amount not to exceed $3,600,000 and (e) which none of the General Partner, the Borrower or any other Subsidiaries thereof have any direct obligation to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results except as otherwise permitted in connection with such structured financing.

         "Special Servicer" means USRPO.

         "Special Servicer Report" shall have the meaning set forth in Section
2.12 of the Agreement.

         "Special Servicer Compensation" shall have the meaning set forth in
Section 3.1(c) of the Agreement.

         "Special Servicing Event" shall have the meaning set forth in Section 2.1(d) of the Agreement.

         "Special Servicing Fee" shall have the meaning set forth in Section 3.1(c) of the Agreement.

         "Sub-Management Agreement" shall have the meaning set forth in Section 3.10(a) of the Agreement.

         "Sub-Manager" shall have the meaning set forth in Section 3.10(a) of the Agreement.

         "Subsidiaries" means, as to any Person at any time, (a) any corporation more than 50% of whose Capital Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at such time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at such time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture or other entity of which such Person directly or indirectly through Subsidiaries owns at such time more than 50% of the Capital Stock.

         "Subsidiary Guarantor" means, each of the Persons identified as a "Subsidiary Guarantor" on the signature pages of the credit agreement dated January 9, 2001, among USRPO and the Issuer, as Borrower, USRP Managing, Inc., the General Partner of the Borrower, as Guarantor, certain subsidiaries of the Borrower and General Partner, as Guarantors, the Lenders, Banc of America Mortgage Capital Corporation, as Agent and Banc of America Securities LLC, as Arranger (the "Bank of America Credit Agreement"), and each Person which may hereafter execute a Joinder Agreement pursuant to Section 7.12 of the Bank of America Credit Agreement, together with their successors and permitted assigns, and "Subsidiary Guarantor" means any one of them.

         "Synthetic Lease" means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an Operating Lease under GAAP.

         "Tangible Net Worth" shall have the meaning set forth in Section 1.4(b)(ii) of the Agreement.

         "Three Month Average Delinquency Rate" shall have the meaning set forth in Section 3.6(a) of the Agreement.

         "Total Liabilities" shall have the meaning set forth in Section 1.4(b)(i) of the Agreement.

         "Total Tangible Assets" shall have the meaning set forth in Section 1.4(b)(i) of the Agreement.

         "Unencumbered Asset Value" means, as of any given calculation date, the sum of (i) Asset Value less (ii) any amounts included in the calculation of Asset Value attributable to asset subject to one or more Liens.

         "Unsecured Indebtedness" means, with respect to any Person and for any given calculation date, all Indebtedness of such Person that is not Secured Indebtedness, including all Indebtedness in respect of Capitalized Lease Obligations. For clarification purposes, (i) any unsecured guaranty given by any Credit Party of secured indebtedness of a Person who is not a Credit Party constitutes Unsecured Indebtedness of such Credit Party giving the guaranty,
(ii) any unsecured guaranty given by any Credit Party of the secured indebtedness of another Credit Party constitutes the Secured Indebtedness of the Credit Party directly incurring the secured indebtedness and shall not be calculated as part of the Indebtedness (either Secured or Unsecured) of such Credit Party giving the guaranty (except to the extent that the relevant calculation does not otherwise account for the Indebtedness of the Credit Party directly incurring the underlying secured indebtedness, in which case it shall constitute the Unsecured Indebtedness of the Credit Party giving the guaranty),
(iii) any unsecured guaranty given by any Credit Party of the unsecured indebtedness of a Person who is not a Credit Party constitutes the Unsecured Indebtedness of such Credit Party giving the guaranty, (iv) any unsecured guaranty given by any Credit Party of the unsecured Indebtedness of another Credit Party constitutes the Unsecured Indebtedness of the Credit Party directly incurring such Indebtedness and shall not be calculated as part of the Indebtedness (either Secured or Unsecured) of such Credit Party giving the guaranty (except to the extent that the relevant calculation does not otherwise account for the Indebtedness of the Credit Party directly incurring the underlying unsecured indebtedness, in which case it shall constitute the Unsecured Indebtedness of the Credit Party giving the guaranty), (v) any secured guaranty given by any Credit Party of secured indebtedness of a Person who is not a Credit Party constitutes Secured Indebtedness of such Credit Party giving the guaranty, (vi) any secured guaranty given by any Credit Party of the secured indebtedness of another Credit Party constitutes the Secured Indebtedness of the Credit Party directly incurring the Secured Indebtedness and shall not be calculated as part of the Indebtedness (either Secured or Unsecured) of such Credit Party giving the guaranty (except to the extent that the relevant calculation does not otherwise account for the Indebtedness of the Credit Party directly incurring the underlying secured indebtedness, in which case it shall constitute the Secured Indebtedness of the Credit Party giving the guaranty), (vii) any secured guaranty given by any Credit Party of the unsecured indebtedness of a Person who is not a Credit Party constitutes the Secured Indebtedness of such Credit Party giving the guaranty, and (viii) any secured guaranty given by any Credit Party of the unsecured indebtedness of another Credit Party constitutes the Secured Indebtedness of such Credit Party giving the guaranty and shall not be calculated as part of the Indebtedness (either Secured or Unsecured) of the Credit Party directly incurring such Indebtedness (except to the extent that the relevant calculation does not otherwise account for the Indebtedness of such Credit Party giving the guaranty, in which case it shall constitute the Unsecured Indebtedness of the Credit Party directly incurring the underlying unsecured indebtedness). For purposes of calculating the financial covenants contained herein, the Company's outstanding Indebtedness under its existing $7,000,000 Working Capital Line of Credit (referenced by the credit agreement dated January 9, 2001, among USRPO and the Issuer, as Borrower, USRP Managing, Inc., the General Partner of the Borrower, as Guarantor, certain subsidiaries of the Borrower and General Partner, as Guarantors, the Lenders, Banc of America Mortgage Capital Corporation, as Agent and Banc of America Securities LLC, as Arranger) shall be deemed Unsecured Indebtedness.

         "USRPO" means U.S. Restaurant Properties Operating L.P., a Delaware limited partnership.

         "USRP REIT" means U.S. Restaurant Properties, Inc.

         "Value" means with respect to any Property as of any date of determination, the amount indicated as such on Schedule A hereto.

         "Workout Fee" shall have the meaning set forth in Section 3.1(c) of the Agreement.

         "Workout Fee Rate" shall have the meaning set forth in Section 3.1(c) of the Agreement.